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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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HCP, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HCP, Inc.

3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 28, 2011

To the stockholders of HCP, Inc.:

Notice is hereby given that the 2011 annual meeting of stockholders (the "Annual Meeting") of HCP, Inc. (the "Company") will be held at the Catalina Room in The Grand, Long Beach Event Center, 4101 East Willow Street, Long Beach, California 90815 on Thursday, April 28, 2011, at 9:30 a.m., Pacific time, for the following purposes:

  (1)
  To elect to the Board of Directors the nine (9) nominees named in the attached Proxy Statement to serve until the Company's 2012 annual meeting of stockholders and until their successors are duly elected and qualified;

  (2)
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011;

  (3)
  To hold an advisory vote on executive compensation;

  (4)
  To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

  (5)
  To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record of the Company's common stock as of the close of business on March 4, 2011 are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

You are cordially invited to attend the Annual Meeting in person. Your vote is important to us. Whether or not you expect to attend the Annual Meeting, please submit your proxy as soon as possible. If you attend the Annual Meeting and vote in person, your proxy will not be used.

By Order of the Board of Directors,

J. Alberto Gonzalez-Pita Executive Vice President, General Counsel and Corporate Secretary

Long Beach, California
March 17, 2011

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD OR
SUBMIT YOUR PROXY USING THE INTERNET OR TELEPHONE.
Use of the enclosed envelope requires no postage for mailing in the United States.

HCP, Inc.

PROXY STATEMENT
2011 Annual Meeting of Stockholders
To Be Held On April 28, 2011

This Proxy Statement is being furnished by HCP, Inc. to our stockholders in connection with our Board of Directors' solicitation of proxies for use at our 2011 annual meeting of stockholders to be held at the Catalina Room in The Grand, Long Beach Event Center, 4101 East Willow Street, Long Beach, California 90815 on Thursday, April 28, 2011, at 9:30 a.m., Pacific time, and at any and all adjournments or postponements thereof (the "Annual Meeting"). References in this Proxy Statement, unless the context requires otherwise, to "HCP," the "Company," "we," "our," "ours" and "us" refer to HCP, Inc. Our principal executive offices are located at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806. The approximate date on which these proxy materials are first being sent or made available to our stockholders is March 17, 2011.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our 2010 Annual Report on Form 10-K are available on the Internet at http://materials.proxyvote.com/HCP. You can also view these materials at www.proxyvote.com by using the 12-digit control number provided on your proxy card or Notice of Internet Availability of Proxy Materials.

QUESTIONS AND ANSWERS ABOUT THE MEETING

  Q: If I did not receive a full set of proxy materials in the mail, why did I receive only a Notice of Internet Availability of Proxy Materials?

    A:
    As permitted by the Securities and Exchange Commission (the "SEC"), the Company is furnishing to stockholders its Notice of Annual Meeting, Proxy Statement, and Annual Report for the year ended December 31, 2010 primarily over the Internet. On or about March 17, 2011, we mailed to each of our stockholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability you will not receive a paper copy of the proxy materials unless you request one.

      We believe the delivery options that we have chosen this year will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

  Q: What items will be voted on at the Annual Meeting?

    A:
    The items of business scheduled to be voted on at the Annual Meeting are:

    •
    the election to the Board of Directors of the nine (9) nominees named in this Proxy Statement to serve until the 2012 annual meeting of stockholders and until their successors are duly elected and qualified (Proxy Item No. 1);

    •
    the ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as HCP's independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proxy Item No. 2);

      •
      an advisory vote on executive compensation (Proxy Item No. 3); and

      •
      an advisory vote on the frequency of future advisory votes on executive compensation (Proxy Item No. 4).

      We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. See "—How will voting on any other business be conducted?" below.

  Q: How does the Board recommend I vote on these items?

    A:
    The Board of Directors recommends that you vote your shares:

    •
    FOR the election to the Board of Directors of each of the following nine nominees: James F. Flaherty III, Christine N. Garvey, David B. Henry, Lauralee E. Martin, Michael D. McKee, Peter L. Rhein, Kenneth B. Roath, Richard M. Rosenberg and Joseph P. Sullivan (Proxy Item No. 1);

    •
    FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proxy Item No. 2);

    •
    FOR the approval of the compensation of our Named Executive Officers (as hereinafter defined) (Proxy Item No. 3); and

    •
    ONE YEAR for the frequency of future advisory votes on executive compensation (Proxy Item No. 4).

  Q: Who is entitled to vote?

    A:
    The record date for the Annual Meeting is March 4, 2011. Stockholders of record of HCP's common stock as of the close of business on the record date are entitled to vote at the Annual Meeting.

  Q: What are the various methods that stockholders may vote?

    A:
    Whether you hold shares directly as a stockholder of record or through a bank, broker or other nominee (that is, in "street name"), your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

      You may vote via the Internet.

      (1)
      If you received a Notice of Internet Availability by mail, you can submit a proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability;

      (2)
      If you received a Notice of Internet Availability or proxy materials by email, you may submit a proxy or voting instructions over the Internet by following the instructions included in the email; or

      (3)
      If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit a proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

      You may vote via the telephone.    If you are a stockholder of record, you can submit your vote by proxy over the telephone by calling the telephone number specified on the paper copy of the proxy card if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone. Most stockholders who hold their shares in street name may vote by telephone by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker or other nominee. Those stockholders should check the voting instruction form for telephone voting availability.

      You may vote by mail.    If you received a printed set of the proxy materials, you can submit your vote by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

      You may vote in person at the meeting.    All stockholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the Annual Meeting unless you obtain a "legal proxy" from the bank, broker or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

      Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to vote your shares so that your vote will be counted if you later are unable to attend the Annual Meeting.

  Q: What is the deadline for voting my shares?

    A:
    If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern time on April 27, 2011 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign, date and return the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by HCP before the polls close at the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you hold your shares in street name, please follow the voting instructions provided by the bank, broker or other nominee who holds your shares.

  Q: Once I have submitted my proxy, is it possible for me to change or revoke my proxy?

    A:
    Yes. Any stockholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

    •
    submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

    •
    properly submitting a proxy on a later date prior to the deadlines specified in "—What is the deadline for voting my shares?" above (only the latest proxy submitted by a stockholder by Internet, telephone or mail will be counted); or

    •
    attending the Annual Meeting and voting in person; attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

      For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or nominee. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.

  Q: How many shares are eligible to vote at the Annual Meeting?

    A:
    As of the close of business on the record date of March 4, 2011, there were 371,507,896 shares of HCP common stock outstanding and eligible to vote at the Annual Meeting. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting.

  Q: How is a quorum determined?

    A:
    A quorum refers to the number of shares that must be in attendance at an annual meeting of stockholders to lawfully conduct business. The representation, in person or by proxy, of the holders of a majority of the shares of HCP common stock entitled to vote at the Annual Meeting constitutes a quorum at the meeting. Your shares will be counted for purposes of determining whether a quorum exists for the Annual Meeting if you returned a signed and dated proxy card or voting instruction form, if you submitted a proxy or voting instructions by telephone or the Internet, or if you vote in person at the Annual Meeting, even if you abstain from voting on any of the proposals. In addition, if you are a street name holder, your shares may also be counted for purposes of determining whether a quorum exists for the Annual Meeting even if you do not submit voting instructions to your broker. See "—How will votes be counted at the Annual Meeting?" below.

  Q: What is required to approve each item?

    A:
    Election of Directors (Proxy Item No. 1).    On March 7, 2011, our Board of Directors adopted an amendment to our Fourth Amended and Restated Bylaws, as amended (the "Bylaws"), to provide for a majority voting standard for the election of directors. Under this majority voting standard, once a quorum has been established, each director nominee receiving a majority of the votes cast with respect to his or her election (that is, the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee) will be elected as a director. In the event that an incumbent director fails to be elected, the director is required to tender his or her resignation to our Board of Directors, and the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, is required to accept or reject the resignation. The majority voting standard does not apply, however, in a contested election where the number of director nominees exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the meeting, will be elected. The majority voting standard is discussed further under the section entitled "Election of Directors (Proxy Item No. 1)—Voting Standard."

      The election of directors at the Annual Meeting is not contested. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual Meeting by a majority of the votes cast. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

      Other Items (Proxy Items Nos. 2, 3 and 4).    Once a quorum has been established, our Bylaws require that each of the other items to be submitted for a vote of stockholders at the Annual Meeting receive the affirmative vote of a majority of all of the votes cast on the item at the Annual Meeting. Notwithstanding this vote standard required by our Bylaws, please be advised that Proxy Item No. 2 (ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2011), Proxy Item No. 3 (an advisory vote on executive compensation) and Proxy Item No. 4 (an advisory vote on the frequency of future advisory votes on executive compensation) are advisory only and are not binding on HCP. Our Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the advisory vote by stockholders.

  Q: How will votes be counted at the Annual Meeting?

    A:
    In the election of directors (Proxy Item No. 1), you may vote FOR, AGAINST or ABSTAIN with respect to each director nominee. For the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proxy Item No. 2) and for the advisory vote on executive compensation (Proxy Item No. 3), you may vote FOR, AGAINST or ABSTAIN. With respect to the advisory vote on the frequency of future advisory votes on executive compensation (Proxy Item No. 4), you may vote ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN. Abstentions with respect to the election of any director or any other proposal at the Annual Meeting will be counted as present and entitled to vote for purposes of determining the presence of a quorum, but will not be counted as a vote cast on the proposal and therefore will not be counted in determining the outcome of the proposal.

      If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as routine under the rules of the New York Stock Exchange ("NYSE"). However, a broker cannot vote shares held in street name on matters designated as non-routine by the NYSE, unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proxy Item No. 2) is considered routine under NYSE rules. Each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine under applicable NYSE rules. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proxy Item No. 2 but will not be permitted to vote your shares on any of the other items at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proxy Item No. 2 in the discretion of your broker, but your shares will constitute "broker non-votes" on each of the other items at the Annual Meeting. Broker non-votes will not be counted as a vote cast with respect to these other items and therefore will not be counted in determining the outcome of the items.

  Q: How will shares be voted if a stockholder does not give specific voting instructions in the proxy or voting instruction form submitted by the stockholder?

    A:
    If you submit a proxy or voting instruction form but do not indicate your specific voting instructions on one or more of the items listed above in the notice of meeting, your shares will be voted as recommended by the Board of Directors on those items that were not indicated. See "—How does the Board recommend I vote on these items?" above.

  Q: How will voting on any other business be conducted?

    A:
    Although the Board of Directors does not know of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement, if any other business properly comes before the Annual Meeting, a stockholder's properly submitted proxy gives authority to the proxy holder to vote on those matters in his or her discretion.

  Q: How will the votes be counted?

    A:
    Votes cast by proxy or in person at the Annual Meeting will be counted by a representative of Broadridge Financial Solutions, Inc. ("Broadridge"), HCP's appointed inspector of elections for the Annual Meeting. In connection with the duties as inspector of elections, Broadridge's representative will also determine whether a quorum is present, evaluate the validity of proxies and ballots, and certify the voting results. The final voting results will be reported by HCP on a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

  Q: Who will bear the costs of the solicitation of proxies?

    A:
    The costs of the solicitation of proxies will be borne by HCP. In addition to solicitation by mail, directors and officers of HCP, without receiving any additional compensation, may solicit proxies personally or by telephone. HCP will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so. HCP has retained the services of Georgeson Inc., for a fee of $9,000 plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies.

 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information as of March 4, 2011 (unless otherwise indicated below) regarding the beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Act of 1934, as amended (the "Exchange Act"), of shares of our common stock by (1) each person known by us to beneficially own more than 5% of our outstanding common stock, (2) each director and nominee for election as director, (3) each of the executive officers named in the Summary Compensation Table on page 35 and (4) all current directors and executive officers as a group. This table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G filed with the SEC.

	Shares Beneficially Owned(1)

Name of Beneficial Owner	Number of Shares(2)		Number of Options/ RSUs/Units(3)		Percent of Class(4)

Greater than 5% Stockholders

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	32,611,307	(5)	—		8.8%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	25,955,008	(6)	—		7.0%

State Street Corporation One Lincoln Street Boston, MA 02111	21,689,201	(7)	—		5.8%

Capital World Investors 333 South Hope Street Los Angeles, CA 90071	20,339,500	(8)	—		5.5%

FMR LLC 82 Devonshire Street Boston, MA 02109	19,041,184	(9)	—		5.1%

Directors

James F. Flaherty III(10)	548,491	(11)	2,533,650	(12)	*

Christine N. Garvey	5,250		1,500		*

David B. Henry	20,146		1,500		*

Lauralee E. Martin	3,750		1,500		*

Michael D. McKee	165,750		5,250		*

Harold M. Messmer, Jr.(13)	270,950	(14)	5,250		*

Peter L. Rhein	47,250		5,250		*

Kenneth B. Roath	351,966	(15)	5,250		*

Richard M. Rosenberg	19,550		5,250		*

Joseph P. Sullivan	45,470		5,250		*

Named Executive Officers

Paul F. Gallagher	92,968		479,774		*

J. Alberto Gonzalez-Pita	22,959		—		*

Thomas M. Herzog	34,577		13,926		*

Thomas M. Klaritch	202,597	(16)	269,582	(17)	*

All directors, director nominees, current Named Executive Officers and other executive officers as a group (19 persons)	2,063,635		3,897,575		1.6%

*
Less than 1%

(1)
Except as otherwise noted below and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares listed and may, from time to time, hold shares in accounts that have a margin feature.

(2)
Includes for each of the named individuals, the following number of shares of unvested restricted stock as to which each individual has sole voting but not investment power: Ms. Garvey, 1,875; Mr. Gonzalez-Pita, 22,959; Mr. Henry, 2,250; Mr. Herzog, 23,496; Ms. Martin, 1,500; Mr. McKee, 2,250; Mr. Messmer, 2,250; Mr. Rhein, 2,250; Mr. Roath, 2,250; Mr. Rosenberg, 2,250; and Mr. Sullivan, 2,250.

(3)
For the Named Executive Officers, including Mr. Flaherty, consists of shares issuable upon exercise of outstanding stock options that are currently vested or will vest within 60 days following March 4, 2011. For the directors, consists of shares represented by unvested restricted stock unit awards that will vest within 60 days of March 4, 2011 and, in the case of Messrs. McKee, Messmer, Rhein, Roath, Rosenberg and Sullivan, additional shares represented by unvested restricted stock unit awards that will automatically vest upon such individual's retirement from the Company.

(4)
Based on 371,507,896 shares outstanding at March 4, 2011. In addition, for purposes of computing the percentage of shares held by an individual, the number of shares outstanding includes shares issuable within 60 days following March 4, 2011 upon exercise of outstanding stock options and shares represented by unvested restricted stock units that will vest within 60 days of March 4, 2011 or upon the individual's retirement from the Company, but such shares are not included in the number of shares outstanding for purposes of computing the percentage of shares held by any person.

(5)
Share and beneficial ownership information for The Vanguard Group, Inc. ("Vanguard") was obtained from a Schedule 13G/A filed on February 10, 2011 with the SEC. According to the Schedule 13G/A, Vanguard has sole voting power over 445,666 shares, sole dispositive power over 32,165,641 shares and shared dispositive power over 445,666 shares of our common stock. The Schedule 13G/A states that Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 445,666 shares as a result of serving as investment manager of collective trust accounts and that VFTC directs the voting of these shares. The number of shares reported as beneficially owned by Vanguard in the Schedule 13G/A includes 19,294,381 shares, representing 5.2% of our outstanding common stock, that Vanguard Specialized Funds—Vanguard REIT Index Fund—23-2834924 ("Vanguard REIT Fund") separately reported as beneficially owned in a Schedule 13G filed on February 10, 2011 with the SEC. According to the Schedule 13G, Vanguard REIT Fund has sole voting power over 19,294,381 shares and no dispositive power over any shares of our common stock.

(6)
Share and beneficial ownership information for BlackRock, Inc. ("BlackRock") is given as of December 31, 2010, and was obtained from a Schedule 13G/A filed on February 4, 2011 with the SEC. According to the Schedule 13G/A, BlackRock has sole voting power and sole dispositive power over 25,955,008 shares of our common stock. The Schedule 13G/A states that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of our common stock but that no one person's interest in our common stock is more than five percent of the total outstanding common shares.

(7)
Share and beneficial ownership information for State Street Corporation ("State Street") is given as of December 31, 2010, and was obtained from a Schedule 13G filed on February 11, 2011 with the SEC. According to the Schedule 13G, State Street has shared voting power and shared dispositive power over 21,689,201 shares of our common stock.

(8)
Share and beneficial ownership information for Capital World Investors, a division of Capital Research and Management Company ("CRMC"), is given as of December 31, 2010, and was obtained from a Schedule 13G filed on February 14, 2011 with the SEC. According to the Schedule 13G, Capital World Investors has sole voting power and sole dispositive power over 20,339,500 shares of our common stock. The Schedule 13G states that Capital World Investors is deemed to be the beneficial owner of such shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(9)
Share and beneficial ownership information for FMR LLC ("FMR") is given as of December 31, 2010, and was obtained from a Schedule 13G filed on February 14, 2011 with the SEC. According to the Schedule 13G, FMR has sole voting power over 9,516,306 shares and sole dispositive power over 19,041,184 shares of our common stock. The Schedule 13G states that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of our common stock but that no one person's interest in our common stock is more than five percent of the total outstanding common shares.

(10)
Mr. Flaherty, our Chairman of the Board, is also a Named Executive Officer as Chief Executive Officer and President of HCP.

(11)
Includes 2,400 shares held in an irrevocable trust, 573 shares held in an IRA by Mr. Flaherty's spouse and 276 shares held in a trust for the benefit of Mr. Flaherty's children. Mr. Flaherty disclaims beneficial ownership of these shares. Also includes 32,453 shares and 18,277 shares held in separate trusts for the benefit of Mr. Flaherty's children.

(12)
Includes 134,144 options held in an irrevocable trust for the benefit of Mr. Flaherty's children. Mr. Flaherty disclaims beneficial ownership of these options.

(13)
Mr. Messmer will retire from our Board of Directors at the end of his current term, which will expire immediately prior to the Annual Meeting.

(14)
Includes 16,000 shares held as custodian for Mr. Messmer's children and 115,800 shares held by 4M Partners, L.P. Mr. Messmer is the co-manager (along with his wife) of the limited liability company that is the general partner of 4M Partners. Mr. Messmer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Also includes 100,000 shares held in separate trusts for the benefit of Mr. Messmer's children.

(15)
Includes 73,525 shares pledged to a securities-based loan.

(16)
Includes 38,600 shares held in an irrevocable trust for the benefit of Mr. Klaritch's children. Mr. Klaritch disclaims beneficial ownership of these shares.

(17)
Includes 50,000 units, convertible on a one-for-one basis to shares of common stock, issuable upon conversion of non-managing membership units of HCPI/Tennessee, LLC. Also includes 40,000 units held in an irrevocable trust for the benefit of Mr. Klaritch's children. Mr. Klaritch disclaims beneficial ownership of these units. For more information on HCPI/Tennessee, LLC, see the section in this Proxy Statement below entitled "Certain Transactions."

 DIRECTORS AND EXECUTIVE OFFICERS

Directors of the Company

Set forth below is a brief biographical description of each of our nominees for election as directors, all of whom currently serve as directors. This description includes the principal occupation of and directorships held by each director for at least the past five years, as well as the specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve as a member of the Board of Directors. Harold M. Messmer, Jr., a member of our Board of Directors since 1985, will retire from the Board at the end of his current term, which will expire immediately prior to the Annual Meeting.

James F. Flaherty III.    Mr. Flaherty, 53, has served on our Board of Directors since 2002. He has been Chairman of our Board of Directors since May 2005, our Chief Executive Officer since May 2003, and our President and a member of our Board of Directors since joining us in October 2002. Prior to joining HCP, he was affiliated with Merrill Lynch & Co. for 19 years, serving in a variety of investment banking, capital markets and private equity functions in New York, London and Los Angeles and was head of Merrill Lynch's Global Healthcare Group. Mr. Flaherty is a member of the Board of Trustees of the University of Notre Dame and sits on the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). He also previously served on the Board of Directors of Quest Diagnostics Incorporated. Mr. Flaherty has been an executive officer of HCP for over eight years and brings to the Board an intimate knowledge of the Company's day-to-day operations, which gives him a detailed understanding of the Company's business strategy and operations that is invaluable to the Board. In addition, his prior investment banking and finance experience, particularly in the healthcare industry as head of Merrill Lynch's Global Healthcare Group, provides particular expertise to our Board as it considers the Company's investment opportunities and capital needs.

Christine N. Garvey.    Ms. Garvey, 65, has served on our Board of Directors since 2007. She was the Global Head of Corporate Real Estate Services at Deutsche Bank AG from 2001 to 2004, where she continues to provide consulting services since her departure. Prior to that, she served as Vice President, Worldwide Real Estate and Workplace Resources at Cisco Systems, Inc. and as Group Executive Vice President at Bank of America. Ms. Garvey has served as a member of the Board of Trustees of ProLogis (NYSE:PLD), a real estate investment trust ("REIT"), since September 2005 when Catellus Development Corporation, where she had been a member of the Board since 1995, merged into a subsidiary of ProLogis. She is also a member of the Board of Directors of UnionBanCal Corporation, MPG Office Trust (NYSE:MPG), an office building REIT, and Toll Brothers, Inc. (NYSE:TOL) and served on the Board of Directors of Hilton Hotels Corporation through October 2007. Ms. Garvey brings to the Board extensive operational expertise from her more than 25 years of real estate management experience and a valuable perspective gained through her experience serving as a director and audit committee member of other NYSE-listed public companies.

David B. Henry.    Mr. Henry, 62, has served on our Board of Directors since 2004. He has been Chief Executive Officer of Kimco Realty Corporation (NYSE:KIM), a REIT ("Kimco"), since November 2009, President of Kimco since November 2008 and Vice Chairman of Kimco's Board of Directors and Chief Investment Officer of Kimco since May 2001. Mr. Henry joined Kimco in 2001 as Vice Chairman and Chief Investment Officer after 23 years at GE where he was Chief Investment Officer and Senior Vice President of GE Capital Real Estate and Chairman of GE Capital Investment Advisors. At GE, he was responsible for helping to manage real estate investments totaling more than $20 billion in 11 countries worldwide. Mr. Henry also serves on the Board of Directors of TRI, Inc., an affiliate of Local Initiatives Support Corporation, a non-profit company, and Fairfield County Bank, a $1.6 billion community bank in Ridgefield, Connecticut. He also serves as a trustee of the International Council of Shopping Centers and is a member of the Board of Governors of NAREIT. Mr. Henry's extensive real estate investment experience, gained from his management of real estate investments for significant public companies for a period of more than 30 years, brings to the Board a comprehensive understanding of the REIT industry.

Lauralee E. Martin.    Ms. Martin, 60, has served on our Board of Directors since 2008. She has been the Executive Vice President and Chief Operating and Financial Officer and serves on the Board of Directors of Jones Lang LaSalle Incorporated (NYSE:JLL), one of the world's leading real estate services and money management firms, since 2005. She joined Jones Lang LaSalle in 2002 as Chief Financial Officer after 15 years with Heller Financial, Inc. where she was Executive Vice President and Chief Financial Officer and previously President of the Real Estate Finance Division. Ms. Martin currently serves on the Board of Kaiser Aluminum Corporation (NYSE:KALU), a leading producer of aluminum products. She also served as a director of KeyCorp (NYSE:KEY), one of the nation's largest bank-based financial services companies, from 2003 through 2010 and served on the Board of Directors of Gables Residential Trust, a REIT, from 1994 through 2005. Ms. Martin's experience in key operational and finance roles at Jones Lang LaSalle and Heller Financial, Inc. over more than 20 years provides the Board with significant operational and financial expertise with specific application to the real estate industry.

Michael D. McKee.    Mr. McKee, 65, has served on our Board of Directors since 1989. He has been Chief Executive Officer of Bentall Kennedy U.S., L.P. ("Bentall Kennedy"), one of the largest privately-owned real estate investment advisory firms in the United States, since February 2010. Mr. McKee retired in September 2008 as the Chief Executive Officer and Vice Chairman of the Board of Directors of The Irvine Company, a privately-held real estate development and investment company. He had been an executive officer of The Irvine Company since 1994. Prior to that, he was a partner with the law firm of Latham & Watkins LLP from 1986 to 1994. Mr. McKee is a director of Realty Income Corporation (NYSE:O), a REIT, and serves on the Board of Directors of the Tiger Woods Foundation. He also previously served as a director of Mandalay Resort Group, Irvine Apartment Communities Inc. and Oasis Residential, Inc. Mr. McKee's real estate experience with Bentall Kennedy and The Irvine Company as well as his legal background bring to our Board the perspective of a business leader who has evaluated operational and business issues similar to those facing the Company.

Peter L. Rhein.    Mr. Rhein, 69, has served on our Board of Directors since 1985. He has been a general partner of Sarlot and Rhein, a real estate investment partnership, since 1967 and a co-managing member of BBC Properties, LLC, a real estate investment and development company, since October 2001. From 1970 until 1984, he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. From 1985 to 2008, Mr. Rhein chaired the Audit Committee of HCP. From 1993 to 1998, Mr. Rhein was a director and chaired the Audit Committee of Oasis Residential, Inc., a NYSE REIT. Since 2004, Mr. Rhein has served as a director of Cohen & Steers, Inc. (NYSE:CNS), one of the nation's largest managers of real estate mutual funds. He also serves as a member of the Board of Visitors, Claremont Graduate University, School of Politics and Economics. He is a certified public accountant and his extensive real estate investment and development experience over the past 40 years provides the Board with valuable insights regarding the commercial real estate market. This experience, combined with his long-time board and audit committee service with HCP, gives Mr. Rhein a detailed understanding of the Company and makes him a valuable resource to our Board.

Kenneth B. Roath.    Mr. Roath, 75, has served on our Board of Directors since 1986. He has been our Chairman Emeritus since May 2005 and previous to that was Chairman of our Board of Directors since 1988. Mr. Roath joined HCP at its inception in March 1985, and prior to it becoming a public company, served as President and Chief Operating Officer. From 1988 until May 2003, he was our Chief Executive Officer. Mr. Roath has served on the boards of Arden Realty, Inc., Franchise Finance Corporation of America and Spirit Finance Corporation and is a former Chairman of NAREIT. Mr. Roath's tenure and leadership experience with HCP since the Company's inception brings to the Board a unique perspective with respect to the Company's business strategy and operations.

Richard M. Rosenberg.    Mr. Rosenberg, 80, has served on our Board of Directors since 2003. He is the retired Chairman and Chief Executive Officer of BankAmerica Corp., positions he held from 1990 until 1996. Prior to joining BankAmerica Corp. in 1987, Mr. Rosenberg served as President and Chief Operating

Officer of Seattle First National Bank and Seafirst Corp. He served as Vice Chairman and Director of Wells Fargo Bank and was with that organization for 22 years. Mr. Rosenberg serves on the Board of Directors of several non-profit organizations, including the San Francisco Symphony. He is also Chairman of the Board of Governors of the UCSF Foundation, a member of the Board of Governors of the Buck Institute for Age Research and serves as a Trustee of the California Institute of Technology. Mr. Rosenberg's executive management experience in the banking industry over the course of more than 21 years, particularly as Chairman and Chief Executive Officer of BankAmerica Corp., provides the Board with an invaluable perspective on various corporate, capital markets and financial matters impacting HCP.

Joseph P. Sullivan.    Mr. Sullivan, 68, has served on our Board of Directors since 2004. He is Chairman of the Board of Advisors of RAND Health and past Chairman of the Board of Advisors of the UCLA Medical Center. He served as Chairman of the Board and Chief Executive Officer of Protocare, Inc., a healthcare clinical trials and consulting organization, from March 2000 through March 2003. Mr. Sullivan was Chairman of the Board, Chief Executive Officer and President of American Health Properties, Inc., a REIT, from 1993 until HCP's acquisition of American Health Properties, Inc. in 1999. He is a Director of Amylin Pharmaceuticals, Inc. (NASDAQ:AMLN), a biopharmaceutical company, MPG Office Trust, Inc. (NYSE:MPG), an office building REIT, CIGNA Corporation (NYSE:CI), a global health service company, and Cymetrix Corporation, a private company that provides customized revenue cycle solutions to hospitals and healthcare networks. Mr. Sullivan served as a director of Covenant Care, Inc., a provider of long term care services, from 2000 until March 2006. He also has 20 years of investment banking experience with Goldman Sachs. Mr. Sullivan's executive experience with American Health Properties, Inc., combined with his extensive background in investment banking and the healthcare industry, provides the Board with significant expertise relevant to the Company's business.

Anticipated Appointment of Additional Director

As we have previously disclosed, on December 13, 2010, we signed a definitive purchase agreement to acquire HCR ManorCare PropCo, which owns substantially all of the post-acute, skilled nursing and assisted living facilities of HCR ManorCare. The HCR ManorCare acquisition (the "Acquisition") is expected to close in the first quarter of 2011. Upon the closing of the Acquisition, for so long as the stockholders of HCR ManorCare own, in the aggregate, at least 5% of the then-outstanding shares of HCP common stock, such stockholders shall be entitled to designate Paul A. Ormond, Chairman, President and Chief Executive Officer of HCR ManorCare, as a director to serve on our Board of Directors.

In the event of the closing of the Acquisition as scheduled, we currently anticipate that the Board of Directors will, if necessary, increase the authorized number of directors on our Board of Directors and will appoint Mr. Ormond to our Board of Directors at its next regularly scheduled meeting after the Annual Meeting.

Executive Officers of the Company

The following sets forth biographical information regarding our executive officers, other than Mr. Flaherty, whose biographical information is set forth above.

Paul F. Gallagher.    Mr. Gallagher, 50, became our Executive Vice President—Chief Investment Officer in May 2006 after joining HCP as Executive Vice President—Portfolio Strategy in October 2003. From 1988 until he joined HCP, Mr. Gallagher was employed by GE Capital Real Estate in various positions, including as Managing Director of its Strategic Ventures department.

J. Alberto Gonzalez-Pita.    Mr. Gonzalez-Pita, 56, became our Executive Vice President, General Counsel and Corporate Secretary in May 2010. He previously served as the Senior Vice President—General Counsel of Las Vegas Sands Corp. (NYSE:LVS) from October 2008 to April 2010 and as its Corporate Secretary from April 2009 to April 2010. From October 2004 to May 2008, Mr. Gonzalez-Pita was the

Executive Vice President and General Counsel of Tyson Foods, Inc. (NYSE:TSN) and, from February 1999 until September 2004, Mr. Gonzalez-Pita served as the General Counsel and Vice President for International Legal, Regulatory & External Affairs at BellSouth International. Prior to that time, he was an executive partner at White & Case LLP.

Edward J. Henning.    Mr. Henning, 58, is Executive Vice President. Mr. Henning served as our Executive Vice President—General Counsel and Corporate Secretary from January 2007 to May 2010, and as our Chief Administrative Officer from January 2008 to May 2010. From 1995 until January 2007, Mr. Henning served as our Senior Vice President, General Counsel and Corporate Secretary. He joined us in 1994 as Vice President, Senior Legal Counsel and Corporate Secretary. Previously, Mr. Henning was Vice President and Legal Counsel at Weyerhaeuser Mortgage Company in Los Angeles, California from 1992 to 1994. Prior to that, he was in private practice at Latham & Watkins in Los Angeles, California from 1984 to 1992 where he represented HCP on various real estate transactions.

Thomas M. Herzog.    Mr. Herzog, 48, became our Executive Vice President—Chief Financial Officer in April 2009. From 2005 until he joined HCP, Mr. Herzog served as the Executive Vice President and Chief Financial Officer of Apartment Investment and Management Company (NYSE:AIV) ("AIMCO"). He joined AIMCO as Senior Vice President and Chief Accounting Officer in 2004. From 2000 to 2004, Mr. Herzog was with GE Capital Real Estate, where he served as Chief Accounting Officer and Global Controller from 2002 to 2004 and Chief Technical Advisor from 2000 to 2002. Prior to this time, Mr. Herzog worked at Deloitte for ten years.

Thomas D. Kirby.    Mr. Kirby, 64, became our Executive Vice President—Acquisitions and Valuations in January 2009. Mr. Kirby previously served as our Senior Vice President—Acquisitions and Valuations since February 2006. Prior to that time, he served as Vice President—Acquisitions and Valuations of HCP since November 1998. He joined HCP after 20 years with Valuation Counselors, Inc., a national healthcare valuation firm.

Thomas M. Klaritch.    Mr. Klaritch, 53, is Executive Vice President—Medical Office Properties. From October 2003 through April 2008, he served as our Senior Vice President—Medical Office Properties. Prior to that, he was a founding member and Chief Financial Officer of MedCap Properties LLC, a real estate company located in Nashville, Tennessee that owned, operated and developed real estate in the healthcare field. HCP acquired MedCap Properties LLC in October 2003. Mr. Klaritch is a certified public accountant.

Timothy M. Schoen.    Mr. Schoen, 43, became our Executive Vice President—Life Science and Investment Management in January 2009 and was previously our Senior Vice President, Investment Management since 2007. From 1997 until he joined HCP, Mr. Schoen was employed by Kilroy Realty Corporation (NYSE: KRC), a REIT that owns, develops and operates office and industrials buildings, and served as its Vice President, Corporate Finance.

Susan M. Tate.    Ms. Tate, 50, became our Executive Vice President—Asset Management and Senior Housing in January 2009 after joining us as Senior Vice President—Asset Management in February 2007. Prior to joining us, she spent 19 years at JPMorgan and its predecessor institutions in both healthcare and real estate lending positions, including as Vice President, Real Estate Corporate Banking.

Kendall K. Young.    Mr. Young, 50, became our Executive Vice President in September 2010. Prior to joining us, from May 2007 to September 2010, he was a Managing Director at Strategic Value Partners in Greenwich, Connecticut. In his position as Global Head of Asset Management, Mr. Young was responsible for managing all aspects of a large commercial property portfolio. Before that, he held Managing Director positions with Merrill Lynch and GE Capital Real Estate, where he originated transactions and managed large U.S. and international portfolios of real estate equity and debt investments.

There are no family relationships among any of our directors or executive officers.

 BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Meeting Attendance

During 2010, our Board of Directors held 12 meetings. During 2010, each of our directors attended at least 75% of the meetings of the Board and each of its committees on which he or she served. Our policy is that directors should make every effort to attend all meetings of the Board and the annual meeting of stockholders, as well as the meetings of committees of which they are members. Members may attend such meetings by telephone or video conference, if necessary, to mitigate conflicts. All of our current Board members attended the 2010 annual meeting of stockholders in person or by telephone.

Board Independence

To be considered independent under the NYSE rules, the Board must affirmatively determine that a director does not have any direct or indirect material relationship with HCP or its subsidiaries. Our Board has established and employs categorical standards to assist in determining whether a relationship between any director and HCP is material and thus would disqualify such director from being independent. These categorical standards are included in Section II of HCP's Corporate Governance Guidelines, which are posted on the Investor Relations—Corporate Governance section of our website at www.hcpi.com.

The Board has determined, in accordance with the categorical standards discussed above and the NYSE rules, that each of Mses. Garvey and Martin and Messrs. Henry, McKee, Messmer, Rhein, Roath, Rosenberg and Sullivan is independent within the meaning of the rules of the NYSE. The only director who is not independent is Mr. Flaherty, our Chief Executive Officer.

Committees of the Board

Our Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Finance and Risk Management Committee. Current copies of the charters for each of these committees are posted on the Investor Relations—Corporate Governance section of our website at www.hcpi.com.

Audit Committee.    The Audit Committee currently consists of Mses. Garvey (Chair) and Martin and Messrs. Rhein and Sullivan. The Audit Committee held six meetings during 2010. Our Board has determined that each member of our Audit Committee is "independent" within the meanings of NYSE and SEC rules and financially literate under NYSE rules. The Board has determined that each of Ms. Martin, Mr. Rhein and Mr. Sullivan is an audit committee financial expert within the meaning of applicable SEC rules and has accounting or related financial management expertise.

Our Audit Committee operates pursuant to a written charter. The primary purpose of our Audit Committee is to assist the Board with its oversight responsibilities regarding (i) the integrity of HCP's financial statements and internal control over financial reporting; (ii) HCP's compliance with legal and regulatory requirements; (iii) the qualifications and independence of HCP's independent registered public accounting firm; and (iv) the performance of HCP's internal audit function and independent registered public accounting firm. In addition, our Audit Committee is responsible for the Audit Committee Report required to be prepared pursuant to SEC rules for inclusion in our annual proxy statement.

Our Audit Committee generally meets with members of our independent registered public accounting firm at least four times a year. To ensure independence of the audit, our Audit Committee consults separately and jointly with members of the independent registered public accounting firm and management. The Audit Committee Report is included in this Proxy Statement under "Audit Committee Report to Stockholders."

Compensation Committee.    The Compensation Committee currently consists of Messrs. McKee (Chair), Henry, Messmer and Rhein. Mr. Messmer will retire from the Board and the Compensation Committee at the end of his current term, which will expire immediately prior to the Annual Meeting. The Compensation Committee held six meetings during 2010. Our Board has determined that each member of our Compensation Committee is "independent" under NYSE rules. Our Compensation Committee operates pursuant to a written charter. Pursuant to its charter, our Compensation Committee's responsibilities include (i) evaluating and approving HCP's compensation plans, policies and programs; (ii) reviewing HCP's compensation philosophy; (iii) reviewing and approving HCP's corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals and objectives, and determining and approving the Chief Executive Officer's compensation based on such evaluation; (iv) reviewing and approving, annually, the compensation levels for any Executive Vice President and other Section 16 officers of HCP; (v) reviewing and approving any employment agreements, executive retirement plans and severance arrangements for Senior Vice Presidents and above; (vi) managing and reviewing HCP's bonus, long-term incentive compensation, stock option, employee pension and deferred compensation plans; (vii) reviewing and approving HCP's policies concerning perquisite benefits; (viii) determining HCP's policy with respect to change of control or "parachute" payments; and (ix) managing and reviewing HCP's director and officer indemnification matters.

Our Compensation Committee also reviews and makes recommendations regarding the compensation paid to members of the Board who are not also employed by HCP (referred to in this Proxy Statement as "Independent Directors"). However, our full Board determines the compensation for our Independent Directors.

Our Compensation Committee may delegate to its subcommittees such authority as it deems appropriate, except for its authority to approve compensation levels and award grants for certain officers and the authority the committee is required to exercise by applicable law or regulation. Our Compensation Committee has delegated to the Stock Award Subcommittee the authority to make restricted stock grants to certain of our employees of up to an annual aggregate limit of 75,000 shares of our common stock each year. Mr. Flaherty is currently the sole member of the Stock Award Subcommittee. The Stock Award Subcommittee may only make these grants to Vice Presidents and more junior employees of HCP. Other than the authority delegated to the Stock Award Subcommittee, our Compensation Committee has no current intention to delegate any of its authority to any other committee or subcommittee. Our executive officers, including the Named Executive Officers (as defined below under "Executive Compensation—Compensation Discussion and Analysis"), do not have any role in determining the form or amount of compensation paid to our Named Executive Officers. However, our Chief Executive Officer does make recommendations to the Compensation Committee with respect to compensation paid to the other executive officers.

Pursuant to its charter, our Compensation Committee is authorized to retain such independent counsel, compensation and benefits consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. Since November 2008, the Compensation Committee has retained the firm of FPL Associates, L.P. ("FPL Associates") as independent compensation consultants. The Compensation Committee made its 2010 compensation decisions, including decisions with respect to the Named Executive Officers' compensation, after consulting with its compensation consultants. For 2010, the consultants advised the Compensation Committee with respect to trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay and proportion of annual cash pay to long-term incentive pay) and setting compensation levels. The compensation consultants also reviewed comparable equity REITs and real estate companies for 2010 and helped the Compensation Committee obtain and evaluate current executive compensation data for these companies. The compensation consultants did not provide any additional services to HCP during 2010. All compensation decisions were made solely by our Compensation Committee or Board of Directors.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Mr. Rosenberg (Chair), Ms. Martin and Messrs. Henry and Messmer. Mr. Messmer will retire from the Board and the Nominating and Corporate Governance Committee at the end of his current term, which will expire immediately prior to the Annual Meeting. The Nominating and Corporate Governance Committee held three meetings in 2010. Our Board has determined that each member of our Nominating and Corporate Governance Committee is "independent" under NYSE rules. Our Nominating and Corporate Governance Committee operates pursuant to a written charter. Pursuant to its charter, this committee's responsibilities include: (i) identifying qualified candidates to become Board members; (ii) recommending to our Board director nominees for election by the stockholders; (iii) selecting candidates to fill any vacancies on our Board; (iv) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to HCP and our Board; and (v) overseeing the evaluation of the Board.

Finance and Risk Management Committee.    The Finance and Risk Management Committee currently consists of Messrs. Sullivan (Chair), Henry, Rhein and Rosenberg. The Finance and Risk Management Committee held two meetings in 2010. Our Board has determined that each member of the Finance and Risk Management Committee is "independent" under NYSE rules. Our Finance and Risk Management Committee operates pursuant to a written charter. Unless otherwise approved by the Board, the committee shares in the responsibility for consulting with management on, and approving on behalf of the Board, (i) all strategies, plans, policies and actions relating to capital structure; (ii) equity and debt financings, including public and private securities offerings; and (iii) HCP's entry into credit facilities and loan, hedging and other financing transactions.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Corporate Governance Guidelines.    Our Board has adopted Corporate Governance Guidelines, which direct our Board's actions with respect to, among other things, Board composition, Board meetings, the Board's standing committees and procedures for appointing members of these committees, stockholder communications with the Board, expectations for directors, succession planning and self-evaluation. A current copy of our Corporate Governance Guidelines is posted on the Investor Relations—Corporate Governance section of our website at www.hcpi.com.

Code of Business Conduct and Ethics.    HCP has adopted a Code of Business Conduct and Ethics that applies to all of its directors and employees, including the Chief Executive Officer and all senior financial officers, including our principal financial officer, principal accounting officer and controller. A current copy of our Code of Business Conduct and Ethics is posted on the Investor Relations—Corporate Governance section of our website at www.hcpi.com. In addition, waivers from, and amendments to, our Code of Business Conduct and Ethics that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, will be timely posted in the Investor Relations—Corporate Governance section of our website at www.hcpi.com.

Director Nominees

Identifying and Evaluating Director Nominee Candidates

Our Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended as a candidate for election to the Board of Directors. Rather, the Nominating and Corporate Governance Committee considers a number of factors when reviewing potential nominees for the Board, including, but not limited to: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company; (iii) experience in our industry; (iv) experience with relevant social policy concerns; (v) experience as a board member of another publicly held company; (vi) the ability and willingness to commit adequate time to our Board and its committee matters; (vii) the fit of the individual's skills with those of the other members (and potential members) of our Board in building a board that is effective, collegial and responsive to HCP's needs; (viii) academic expertise in an area of HCP's operations; and (ix) practical and mature business judgment. We do not have a formal policy for the consideration of diversity in identifying nominees for director. However, in addition to the criteria set forth above, the Nominating and Corporate Governance Committee strives to create diversity in perspective, background and experience in the Board as a whole when identifying and selecting nominees for the Board. On an annual basis, as part of the Board's self-evaluation, the Board assesses whether the mix of Board members is appropriate for the Company.

In identifying, evaluating and selecting potential director nominees for election at each annual meeting of stockholders, and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Nominating and Corporate Governance Committee engages in a selection process. The Nominating and Corporate Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any stockholder of HCP or senior management. The Nominating and Corporate Governance Committee may also hire a search firm, if deemed appropriate. All potential director nominees will be initially reviewed by the Chairman of the Nominating and Corporate Governance Committee, or in the Chairman's absence, any other member of the committee delegated to initially review director candidates. The reviewing committee member will make an initial determination in his or her own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the reviewing committee member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee will interview the prospective director candidates. Other Board members may also interview the prospective candidates. The Nominating and Corporate Governance Committee will provide informal progress updates to the Board and will meet to consider and recommend final director candidates to the entire Board. The Board determines which candidates are nominated or elected to fill a vacancy.

Stockholder Recommendations

As described above, the Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources. Such director recommendations will be considered properly communicated if submitted in writing to the Chairman of the Nominating and Corporate Governance Committee of the Board of Directors, c/o HCP, Inc., 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, together with the proposed candidate's name, address, age, appropriate biographical information, descriptions of the candidate's qualifications and the relationship, if any, to the stockholder, together with any other information about the stockholder and the candidate that would otherwise be required pursuant to the Bylaws if the stockholder was nominating the candidate for election to the Board of Directors at an annual meeting of stockholders. Stockholders who are recommending candidates for consideration by the Board in connection with the next annual meeting of stockholders should submit their written recommendation no later than January 1 of the year of that meeting.

Stockholder Nominations

In addition, our Bylaws permit stockholders to nominate director candidates for election to the Board of Directors at an annual meeting of stockholders. For a description of the process for nominating directors in accordance with our Bylaws, see "Deadline for Submission of Stockholder Proposals and Nominations for Next Year's Annual Meeting" below.

Board Leadership Structure; Meetings of Independent Directors

The Board believes it is important to select our Chairman and our Chief Executive Officer in the manner it considers in the best interests of HCP at any given point in time. The members of the Board possess considerable business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company's leadership structure to meet those needs. Accordingly, the Chairman and Chief Executive Officer positions may be filled by one individual or by two different individuals. The Board believes that the most effective leadership structure for HCP at this time is for Mr. Flaherty to serve as both our Chairman and Chief Executive Officer. Mr. Flaherty's combined role as Chairman and Chief Executive Officer serves as a bridge between the Board and management and provides unified leadership for carrying out the Company's strategic initiatives and business plans.

To promote the independence of the Board and appropriate oversight of management, the independent directors select a Lead Director, currently Mr. Rosenberg, to facilitate free and open discussion and communication among the independent directors of the Board. The Lead Director presides at all executive sessions at which only non-management directors are present. These meetings are held in conjunction with the regularly scheduled quarterly meetings of the Board, but may be called at any time by our Lead Director or any of our other independent directors. In 2010, our independent directors met four times in executive session without management present. Our Lead Director sets the agenda for these meetings held in executive session and discusses issues that arise from those meetings with our Chairman. Our Lead Director also advises the Chairman regarding Board meeting agendas and may request inclusion of additional agenda items for meetings of the Board.

Risk Oversight

Our Board believes that effective risk management involves our entire corporate governance framework to ensure that risks are identified, monitored and addressed to limit exposures that could prevent HCP from meeting its business objectives. Management is responsible for identifying the material risks facing HCP, implementing appropriate risk management strategies that are responsive to HCP's risk profile, integrating consideration of risk and risk management into HCP's decision-making process, and, if necessary, promulgating policies and procedures to ensure that information with respect to material risks is transmitted to senior executives, as well as to our Board and appropriate committees of our Board. Our Board, through the work primarily of our Audit and Compensation Committees, provides Board-level oversight of these risk management activities.

Consistent with NYSE rules, the Audit Committee provides oversight at the Board level with respect to risk assessment and risk management, particularly regarding the integrity of HCP's financial statements and internal control over financial reporting, as well as the performance of HCP's internal audit function. Although the Finance and Risk Management Committee has authority to share a portion of this responsibility for overseeing HCP's enterprise risk management activities, the Board and Audit Committee have primarily reviewed and discussed with management any significant risks or exposures faced by HCP, the steps management has taken to identify, minimize, monitor or control such risks or exposures, and HCP's underlying policies with respect to risk assessment and risk management. In addition, the Compensation Committee is responsible for overseeing the Company's assessment and management of risks related to HCP's compensation plans, policies and overall philosophy and stock option plans.

Our Board is regularly informed regarding the risk oversight discussions and activities of each of the Board committees and the Company's management. In connection with such risk oversight responsibilities, each committee delivers a report to the Board following each regular committee meeting, and provides updates at such other warranted times. In addition, management annually reports to the Board regarding the Company's enterprise risk management and periodically provides updates to the Board, as well as to the individual committees of the Board.

HCP believes that its leadership structure, discussed in detail under the heading "—Board Leadership Structure; Meetings of Independent Directors" above, supports the risk oversight function of the Board for the same reasons that it believes the structure is most effective for HCP, namely that it provides unified leadership through a single person, while facilitating open discussion and communication from independent members of the Board.

Compensation Risk Assessment

We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on the Company. In particular, the Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. The executive compensation program reflects a balanced approach using both quantitative and qualitative assessments of performance without putting an undue emphasis on a single performance measure. Base salaries are fixed in amount and thus do not encourage risk taking. While HCP's annual bonus plan focuses on achievement of annual goals, executives' annual bonuses are based on multiple Company and individual performance criteria as described below and the Compensation Committee retains discretion to reduce bonus amounts otherwise payable based on any factors it deems appropriate. The Compensation Committee believes that the annual bonus plan appropriately balances risk and the desire to focus executives on specific annual goals important to the Company's success.

The majority of compensation provided to our executive officers is in the form of equity awards that further align executives' interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to HCP's stock price, and because grants are subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance. Our current practice is to grant executives a mixture of options and performance restricted stock units, with the performance restricted stock units being subject to the achievement of funds from operations ("FFO") per share targets established by the Compensation Committee as further described in "Executive Compensation—Compensation Discussion and Analysis." The Compensation Committee believes this mixture provides an appropriate balance between the goals of increasing the price of our common stock (as stock options only have value if the stock price increases after the option is granted) and avoiding risks that could threaten the Company's growth and stability (as restricted stock units are exposed to decreases in the price of our common stock).

Stockholder Communications with the Board

Stockholders who wish to contact members of our Board may send written correspondence to the Board of Directors of HCP, Inc. at the mailing address for our executive offices at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include their contact information. All communications from verified stockholders will be received and processed by us and then directed to the appropriate member(s) of our Board.

In addition, any interested party who wishes to communicate directly with our Lead Director, or with our independent directors as a group, may contact our Corporate Secretary at the mailing address for our executive offices at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806. All communications will be received and processed by us and then directed to our Lead Director.

 DIRECTOR COMPENSATION—2010

The following table presents information regarding the compensation paid for 2010 to each of our Independent Directors. The compensation paid to Mr. Flaherty is presented in the Summary Compensation Table on page 35 and the related explanatory tables. Mr. Flaherty is not entitled to receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Robert R. Fanning, Jr.(4)	18,626	—	—	—	—	—	18,626

Christine N. Garvey	90,000	98,340	—	—	—	—	188,340

David B. Henry	60,000	98,340	—	—	—	—	158,340

Lauralee E. Martin	60,000	98,340	—	—	—	—	158,340

Michael D. McKee	80,000	98,340	—	—	—	—	178,340

Harold M. Messmer, Jr.(5)	60,000	98,340	—	—	—	—	158,340

Peter L. Rhein	60,000	98,340	—	—	—	—	158,340

Kenneth B. Roath(6)	60,000	98,340	—	—	—	—	158,340

Richard M. Rosenberg	90,000	98,340	—	—	—	—	188,340

Joseph P. Sullivan	80,000	98,340	—	—	—	—	178,340

(1)
The amounts reported in Column (c) of the table above reflect the fair value on the grant date of the stock awards granted to our Independent Directors during 2010 as determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards contained in Note 16—Compensation Plans to the consolidated financial statements included as part of HCP's 2010 Annual Report on Form 10-K, filed with the SEC and incorporated herein by reference.

(2)
As of December 31, 2010, the number of unvested shares of restricted stock held by each of our Independent Directors was as follows: Robert R. Fanning, Jr. (0 shares); Christine N. Garvey (7,125 shares); David B. Henry (7,500 shares); Lauralee E. Martin (6,750 shares); Michael D. McKee (7,500 shares); Harold M. Messmer, Jr. (7,500 shares); Peter L. Rhein (7,500 shares); Kenneth B. Roath (7,500 shares); Richard M. Rosenberg (7,500 shares); and Joseph P. Sullivan (7,500 shares). As of December 31, 2010, there were no outstanding and unexercised option awards held by our Independent Directors.

(3)
As described below, we granted each of our Independent Directors an award of 3,000 restricted stock units on April 22, 2010, the date of our 2010 annual meeting of stockholders. Each of these restricted stock unit awards had a value of $98,340 based on the closing price of a share of our common stock on the grant date. See footnote (1) for the assumptions used to value these awards. No option awards were granted to our Independent Directors during 2010.

(4)
Mr. Fanning resigned from our Board of Directors upon the expiration of his term as a director effective as of April 22, 2010, the date of our 2010 annual meeting of stockholders.

(5)
Mr. Messmer will retire from our Board of Directors at the end of his current term, which will expire immediately prior to the Annual Meeting.

(6)
During the period that Mr. Roath was employed by HCP, he accrued an annual retirement benefit pursuant to HCP's Supplemental Executive Retirement Plan. Mr. Roath is the only participant in this plan. Mr. Roath's Supplemental Executive Retirement Plan benefit paid by HCP in 2010 was $624,629. This amount is not reported in the table above as it does not constitute compensation to Mr. Roath for his services as a director.

Director Compensation

Compensation for our Independent Directors during 2010 consisted of an annual retainer, an additional retainer for acting as the Chairperson of one of our Board's committees (other than the Nominating and Corporate Governance Committee) or Lead Director and an annual equity award. Directors are also offered the opportunity to receive all or a portion of their annual retainer on a deferred basis under our Second Amended and Restated Director Deferred Compensation Plan or in the form of shares of our common stock under our Non-Employee Director Stock-for-Fees Program.

Annual Retainers.    The annual retainer for all Independent Directors is $60,000, and the additional annual retainer for the Lead Director is $30,000. In addition, the Chairperson for each of the Audit Committee, Compensation Committee, and Finance and Risk Management Committee receive an additional annual retainer of $30,000, $20,000 and $20,000, respectively. Effective as of October 29, 2009, the Independent Directors no longer receive fees for attending meetings of our Board of Directors.

HCP also reimburses Independent Directors for travel expenses incurred in connection with their duties as directors of HCP.

Annual Equity Awards.    On the date of each annual meeting of stockholders, each Independent Director who is elected at the annual meeting to serve on our Board generally receives an award of restricted stock units. In addition, each person who is initially elected or appointed to the Board as an Independent Director on a date other than the date of an annual meeting may receive an award of restricted stock units on the date of such initial election or appointment. The number of shares subject to these restricted stock unit awards is determined by the Board at the time of grant. These restricted stock unit awards vest ratably over four years from the date of grant and are generally subject to forfeiture if the director's membership on the Board terminates prior to vesting. However, the restricted stock units will automatically vest if the director's service terminates due to death, disability or a qualified retirement. The restricted stock units may also vest in connection with a change in control of HCP if the award is not assumed by the successor company. Dividends are paid on the directors' restricted stock units at the same rate as on all other shares of common stock of HCP.

On April 22, 2010, each of our then-serving Independent Directors (i.e., Mses. Garvey and Martin and Messrs. Henry, McKee, Messmer, Rhein, Roath, Rosenberg and Sullivan) was granted 3,000 restricted stock units. Each Independent Director's stock unit award was granted under, and is subject to the terms of, the 2006 Performance Incentive Plan (the "2006 Plan"). The Board of Directors administers the plan as to Independent Director awards and has the ability to interpret and make all required determinations under the plan, subject to plan limits.

In May 2005, we established stock ownership guidelines that require Independent Directors to accumulate over time shares of HCP stock equal in value to the greater of (1) $120,000, or (2) five times the amount of the regular annual cash retainer for directors at that time. As to Independent Directors in office when the guidelines were approved, the guidelines were effective May 15, 2010. As to new Independent Directors, the guidelines are effective on the first May 15th that occurs more than five years after the director first becomes a member of our Board of Directors. Once subject to the guidelines, a director's level of stock ownership will be reviewed each year on May 15th for as long as the director remains in office.

Director Deferred Compensation Plan.    In January 1996, HCP adopted the Amended and Restated Director Deferred Compensation Plan, as amended and restated in October 2008 (the "Director Deferral Plan"), which permits our Independent Directors to elect to defer their annual retainers and any meeting fees. Amounts deferred by a director under the Director Deferral Plan are payable to such director upon: (i) his or her retirement or death, (ii) the occurrence of a substantial hardship, as determined by the Compensation Committee in accordance with applicable law, or (iii) such earlier date as may be designated by the director at the time of election to participate in the plan. In 1997, we terminated our former director retirement plan and all amounts accrued under that plan were transferred into the

Director Deferral Plan. Amounts transferred in 1997 by any director from our former director retirement plan are to be paid only after the director's retirement from the Board of Directors.

Each director participating in the Director Deferral Plan may elect to have deferred compensation and transferred accruals credited, wholly or partially, to (i) an interest rate account wherein the deferrals and transferred amounts accrue interest at a rate equal to the prime rate of Bank of New York minus one percent, or (ii) a stock credit account wherein the deferrals and transferred amounts are treated as if invested in HCP common stock with the account increasing for dividends paid, and increasing or decreasing with changes in the price of HCP's common stock.

Non-Employee Director Stock-for-Fees Program.    Under the Non-Employee Director Stock-for-Fees Program, each of our Independent Directors may elect to receive all or a portion of his or her annual retainer and meeting fees, if any, in the form of shares of our common stock in lieu of payment in cash. If a director elects to receive fees in the form of stock, the director's election will apply to all fees that would otherwise be paid in cash but for the director's election, commencing with HCP's fiscal quarter after the election is made. Shares will generally be issued to directors who elect to receive stock under the program as soon as practicable after HCP pays a cash dividend to its stockholders following the quarter with respect to which the election was effective, and the number of shares to be issued will be determined by dividing (i) the amount of the fees being exchanged for the right to receive stock, by (ii) the average of the closing prices for shares of our common stock for the period of ten trading days ending with the dividend payment date.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers. These individuals are listed in the Summary Compensation Table on page 35 and are referred to as the "Named Executive Officers" in this Proxy Statement.

Our executive compensation programs are determined and approved by our Compensation Committee. None of the Named Executive Officers are members of the Compensation Committee or otherwise had any role in determining the compensation of the other Named Executive Officers, although the Compensation Committee does consider the recommendations of Mr. Flaherty in setting compensation levels for our executive officers other than Mr. Flaherty.

Executive Compensation Program Objectives and Overview

The Compensation Committee conducts an annual review of HCP's executive compensation program to ensure that:

  •
  the program is designed to achieve HCP's goals of promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability; and

  •
  the program adequately rewards performance that is tied to creating stockholder value.

The Compensation Committee also considers compensation levels of other equity REITs with large market capitalizations, including those that specialize in healthcare, and other real estate and finance organizations.

HCP's current executive compensation program is based on three components, which are designed to be consistent with our compensation philosophy: (i) base salary; (ii) annual incentive bonuses; and (iii) long-term stock awards, including stock options and awards of restricted stock units that are subject to both performance-based and time-based vesting requirements. HCP also provides, in some cases, severance benefits to Named Executive Officers whose employment terminates under certain circumstances, generally following a change in control of HCP. As described below, HCP also granted Mr. Flaherty a time-based restricted stock unit award in 2006 that is intended to provide both a long-term retention incentive and a supplemental retirement benefit. In general, HCP does not maintain programs for providing perquisites and personal benefits to its executive officers, although the Compensation Committee may approve certain benefits as it considers appropriate in the circumstances, such as the reimbursement of certain relocation expenses for Mr. Herzog and for Mr. Gonzalez-Pita in connection with their initial hiring at HCP.

In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and motivates performance. Base salaries and severance and other termination benefits are primarily intended to attract and retain highly qualified executives. These are the elements of our executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may change from year to year depending on performance, among other things). We believe that in order to attract and retain top executives, we need to provide them with compensation levels that reward their continued service. Some of the elements, such as base salaries, are paid out on a short-term or current basis. Other elements, such as benefits provided upon termination of employment generally following a change in control and the equity awards that are subject to multi-year vesting schedules, are paid out on a longer-term basis. We believe this mix of short- and long-term elements allows us to achieve our goals of attracting, retaining and motivating our top executives.

Annual bonuses and long-term equity incentives are the elements of our executive compensation program that are designed to reward performance and provide incentives to create stockholder value. Annual bonuses are primarily intended to motivate Named Executive Officers to achieve specific strategies and operating objectives, although we also believe it helps us attract and retain top executives. Our long-term equity incentives are primarily intended to align Named Executive Officers' long-term interests with stockholders' long-term interests, although we believe they also play a role in helping us to reward performance and to attract and retain top executives. For a given fiscal year, the Compensation Committee makes incentive compensation decisions retrospectively for both annual and long-term incentives after the end of the year, evaluating performance during that year. That is, bonus payments and long-term incentive compensation awards granted in January 2010 and January 2011 were based in part on an assessment of performance during 2009 and 2010 performance, respectively.

The Compensation Committee believes that performance-based compensation such as annual bonuses and long-term equity incentives play a significant role in aligning management's interests with those of HCP's stockholders. For this reason, these forms of compensation constitute a substantial portion of each of our Named Executive Officers' compensation. In 2010, the Compensation Committee approved executive compensation arrangements for Mr. Flaherty, our Chairman, Chief Executive Officer and President, that resulted in approximately 94% of Mr. Flaherty's total direct compensation constituting compensation that is performance-based and a portion of the value of which is derived from our stock price, with his base salary constituting the balance of his 2010 total direct compensation (as used in this discussion, the term "total direct compensation" means the aggregate amount of the executive's base salary, actual annual incentive bonus, and long-term equity incentive awards based on the grant-date fair value of such awards as determined under the accounting principles used in HCP's financial reporting). With respect to our other Named Executive Officers, the Compensation Committee approved executive compensation arrangements that resulted in 73% to 90% of each executive's total direct compensation being compensation that is performance-based and a portion of the value of which is derived from our stock price, with base salary constituting the balance of their 2010 total direct compensation.

Compensation Consultant; Review of Relevant Compensation Data

The Compensation Committee's practice has been to retain an independent compensation consultant to advise it on (1) types of compensation arrangements, (2) compensation practices of certain targeted peer companies deemed representative of the industry and HCP's market capitalization, and (3) laws, rules, regulations and tax aspects relevant to the work of the Compensation Committee. For 2010, the Compensation Committee retained FPL Associates to provide these services and they provided no other consulting services to HCP.

Based on FPL Associates' recommendations, the Compensation Committee selected the following companies as HCP's peer group in 2010 for compensation purposes.

AvalonBay Communities, Inc.	ProLogis
Boston Properties, Inc.	Public Storage
Equity Residential	Simon Property Group, Inc.
Host Hotels & Resorts, Inc.	Ventas, Inc.
Kimco Realty Corporation	Vornado Realty Trust

The peer companies generally consist of comparable equity REITs. The peer companies selected for 2010 consist primarily of REITs with large capitalizations and real estate companies that have market capitalizations that are substantially comparable to HCP, all of which, like HCP, are members of the S&P 500. HCP's market capitalization and total capitalization rank slightly higher than the median levels of the peer group. In making its compensation comparisons, the Compensation Committee takes into account HCP's market capitalization compared to the peer companies.

In 2010, the Compensation Committee reviewed compensation data for executives at the peer companies with positions comparable to those held by the Named Executive Officers. This data consisted of base salary, cash bonus and equity award information, as well as total direct compensation paid by each of the peer companies as reflected in their proxy statements. Although the Compensation Committee reviewed and discussed the compensation data provided by the consultants to help inform its decision making process, the Compensation Committee does not set compensation levels at any specific level or percentile against the peer group data (i.e., the Compensation Committee does not "benchmark" HCP's executive compensation levels). As described below, the peer group data is only one point of information taken into account by the Compensation Committee in making compensation decisions.

2010 Performance Overview

HCP delivered strong corporate performance in 2010 resulting in total shareholder return of 28% for the year. During 2010, HCP's total shareholder return outperformed both the S&P 500 Index as well as the NAREIT Healthcare REIT Index, an index composed of HCP's healthcare REIT peers. In addition, HCP's management team delivered strong results of operations, including an increase in FFO per share, and continued to improve same property performance of its portfolio, credit metrics and liquidity and maintained a conservative balance sheet in a manner that may provide benefits to stockholders for many years to come.

Because of the manner in which management was able to successfully manage HCP's portfolio, the Compensation Committee awarded executives compensation for 2010 at levels that exceeded levels awarded for prior years. Significant effort and talent were applied to the consummation of various initiatives that were completed during 2010 or shortly following the end of our 2010 fiscal year, including:

  •
  Achieving total shareholder return of 28%.

  •
  Entering into a definitive purchase agreement to acquire substantially all of the real estate assets of HCR ManorCare, Inc. for a purchase price of $6.1 billion, which is expected to close in the first quarter of 2011.

  •
  Raising our annual common stock dividend by 3.2% in 2011.

  •
  Raising a total of approximately $2.5 billion through public equity offerings and completing a $2.4 billion public offering of senior unsecured notes.

  •
  Achieving a conservatively levered balance sheet comprised of 40% debt and 60% equity with only a small amount of secured debt encumbering our real estate, resulting in improved credit ratings that are the highest of any healthcare REIT.

  •
  Completing acquisitions and capital investments of approximately $721 million, including a $328 million debt investment in Genesis HealthCare purchased at a $38 million discount, and additional investments of approximately $431 million through the acquisition of real estate, the funding of development, tenant and capital improvements, and the buyout of management contracts on 27 Sunrise-managed communities.

  •
  Achieving significant year-over-year growth in same property performance.

Current Executive Compensation Program Elements

Base Salaries

Salaries for our Named Executive Officers are reviewed by the Compensation Committee on an annual basis. Our Compensation Committee believes that a significant portion of executive officers' compensation should be in the form of incentive compensation that helps to align the interests of our executives with those of our stockholders. Accordingly, and while the Compensation Committee does not specifically establish our executive base salary levels against peer group data alone, our executive officers' salary levels are frequently at the median or at lower levels relative to industry data so that a greater percentage of our executives' compensation may be delivered in the form of incentive compensation.

In setting specific salary levels for each Named Executive Officer and HCP's other executive officers, the Compensation Committee assesses the executive's past performance and expected future contributions to HCP, as well as Mr. Flaherty's recommendations with respect to executive officers other than himself. As described in the "Employment Agreements—Salary and Bonus Amounts" section included on page 36 of this Proxy Statement, HCP has entered into an employment agreement with Mr. Flaherty that provides for a minimum level of base salary. HCP does not have such agreements with its other Named Executive Officers. The Compensation Committee believes that the base salary levels of the Named Executive Officers and the other executive officers are reasonable in view of competitive practices, HCP's performance and the contribution of those officers to that performance.

For 2010, the Compensation Committee reviewed the base salaries for the Named Executive Officers and, consistent with a company-wide freeze on officers' base salaries generally, determined that the base salary levels for these executives would not be increased. The Named Executive Officers' base salary levels have not been changed since 2007. Mr. Gonzalez-Pita was appointed as HCP's Executive Vice President—General Counsel and Corporate Secretary effective May 17, 2010. Upon his appointment, the Compensation Committee established his annual base salary at $350,000 in light of his experience and qualifications and to be consistent with HCP's other Executive Vice Presidents that are Named Executive Officers.

Annual Bonuses

In January 2008, the Compensation Committee adopted the Executive Bonus Program (the "Bonus Program") to provide our executive officers with a bonus opportunity each year. The Bonus Program was adopted under our 2006 Plan, which has been approved by our stockholders and includes provisions for a cash bonus feature that is designed to qualify annual bonuses as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code.

Under the Bonus Program, the Compensation Committee selects the executives who will participate in the program at the beginning of each year and establishes a maximum bonus amount for each executive. The Compensation Committee also determines a target amount for HCP's FFO per share (the "FFO Per Share") for the year, with the amount of the executive's bonus to be determined based on HCP's actual FFO Per Share for the year as compared with the target FFO Per Share established by the Compensation Committee. If the actual FFO Per Share equals or exceeds the target FFO Per Share, the Bonus Program provides for payment of up to 100% of the executive's maximum bonus amount. If the actual FFO Per Share is less than 68% of the target FFO Per Share, no bonuses would be paid under the Bonus Program. An executive's maximum bonus will be reduced for FFO Per Share results between 68% and 100% of the target FFO Per Share. "FFO" means HCP's funds from operations, a measure derived from HCP's net income but excluding certain items such as depreciation and amortization of real estate assets that may limit the usefulness of net income as a measure of HCP's operating performance. Under the Bonus Program and for purposes of the equity awards described below, FFO is calculated under rules prescribed by NAREIT but before taking into account any non-recurring charges incurred by HCP for strategic or financing transactions approved by the Board of Directors, impairments, and contingencies, losses, settlements, and costs and expenses of litigation. FFO is a widely used measure of operating performance of REITs, and the Compensation Committee believes that it is appropriate to use FFO in determining HCP's performance for purposes of its Bonus Program as well as its equity awards as described below.

In addition, the Bonus Program provides that the Compensation Committee has sole discretion to reduce the amount of the bonus awarded to any participant in the program. Thus, the Bonus Program is designed to establish each participating executive's maximum annual bonus in a manner that complies with the performance-based compensation requirements of Section 162(m), while still preserving the Compensation Committee's flexibility to determine the actual bonus for each executive up to the maximum bonus amount based on the executive's individual performance and such other factors as the Compensation Committee deems appropriate.

The Compensation Committee established a target FFO Per Share of $1.94 for purposes of the 2010 Bonus Program and a maximum bonus amount for each of the Named Executive Officers that was eligible to participate in the 2010 Bonus Program. The maximum bonus levels were determined by the Compensation Committee taking into account the practices of companies in our compensation peer group (identified above), the executive's position with HCP and total compensation package, the executive's performance of individual responsibilities, the executive's contribution to the success of HCP's financial performance, and a desire that a substantial portion of each executive's annual compensation opportunity should be "at risk" based on individual and HCP performance. The Compensation Committee determined that it would be appropriate to increase the maximum bonus levels for 2010 over the 2009 levels so as to have greater flexibility to take into account the performance of HCP and the individual executive during the year in determining the final bonus amounts.

The Compensation Committee determined that HCP's actual FFO Per Share for 2010 exceeded the target FFO Per Share established for the Bonus Program. Based on its general subjective assessment of HCP's performance and each Named Executive Officer's performance and contributions to HCP's success during fiscal year 2010, the Compensation Committee determined the bonus amount it considered appropriate to award to each Named Executive Officer. Specifically, in determining Mr. Flaherty's bonus, the Compensation Committee considered HCP's achievements during 2010 described above under the "2010 Performance Overview" section. The Compensation Committee also considered these and other factors in its bonus determinations for the other Named Executive Officers. In the case of Mr. Gallagher, the Compensation Committee also considered his role in HCP's achieving significant year-over-year growth in same property performance and advising on the Company's strategic investments and dispositions during the year. In the case of Mr. Herzog, the Compensation Committee also considered his role in HCP's achieving significant year-over-year growth in same property performance and in HCP's total shareholder return for the year, as well as his role in advising on HCP's capital market financings and strategic investments and dispositions during the year. In the case of Mr. Klaritch, the Compensation Committee also considered his role in HCP's executing significant transactions on focused leasing properties and achieving other operational efficiencies, implementing expense reduction initiatives and making targeted capital investments on corporate sustainability projects resulting in significant energy usage reduction.

The following table presents the maximum bonus amount for each Named Executive Officer that was eligible to participate in the 2010 Bonus Program and the final bonus amount awarded to each executive under the program:

Named Executive Officer	Maximum Bonus Under 2010 Bonus Program	Actual Bonus Under 2010 Bonus Program

James F. Flaherty III	$3,000,000	$1,462,500

Paul F. Gallagher	$975,000	$650,000

Thomas M. Herzog	$675,000	$450,000

Thomas M. Klaritch	$375,000	$300,000

As noted above, Mr. Gonzalez-Pita joined HCP in May 2010 and, accordingly, did not participate in the Bonus Program. Instead, the Compensation Committee determined upon his appointment that Mr. Gonzalez-Pita would be awarded a guaranteed year-end bonus equal to $710,000 in the aggregate, with $410,000 payable on December 31, 2010 and the remaining $300,000 to be paid by no later than February 28, 2011. The Compensation Committee determined that this bonus arrangement was appropriate in light of Mr. Gonzalez-Pita's experience and qualifications.

Long-Term Incentive Equity Awards

HCP's policy is that the long-term compensation of its Named Executive Officers and other executive officers should be linked to the value provided to stockholders. For this reason, equity compensation constitutes a substantial portion of each of our Named Executive Officers' compensation. The Compensation Committee bases its award grants to executives each year on a number of factors, including:

  •
  the executive's position with HCP and total compensation package;

  •
  the executive's performance of individual responsibilities;

  •
  the equity participation levels of comparable executives at companies in our compensation peer group (identified above); and

  •
  the executive's contribution to the success of HCP's financial performance.

In addition, the size, frequency and type of long-term incentive grants may be determined on the basis of the accounting impact and potential dilution effects of the grants and a desire that a substantial portion of each executive's annual compensation opportunity should be "at risk" based on individual and HCP performance.

In determining the levels for equity awards granted in 2010, the Compensation Committee took into account HCP's substantial achievements during 2009 as reported in the proxy statement for the 2010 annual meeting of stockholders. While the Compensation Committee does not base equity award levels on the achievement of specific performance metrics, it does consider the performance of HCP during the prior year as well as historical grant levels to inform its decision-making process. The Compensation Committee also considered the recommendations of Mr. Flaherty with respect to equity awards granted to the Named Executive Officers other than himself.

Annual award grants are generally made at the first meeting of the Compensation Committee each year. This meeting is typically held in late January or early February. Other than grants made in connection with the hiring or promotion of employees or other special circumstances, the Compensation Committee generally does not grant equity awards at any other time during the year. Even though these equity awards are granted during the beginning of the fiscal year and are typically subject to performance- and/or time-based vesting conditions, the Compensation Committee generally assesses, in its subjective judgment, HCP's and the Named Executive Officer's overall general performance for the immediately preceding year in granting these awards. Since the Compensation Committee takes that general assessment of performance for the immediately preceding year into account in determining the grants, for compensation planning purposes the Compensation Committee generally views these awards as being part of the compensation opportunities for that immediately preceding year (and not for the actual year in which the grant occurs).

Performance-Based Restricted Stock Units.    HCP grants long-term incentive awards to Named Executive Officers in the form of performance-based restricted stock units. These performance units are granted early in the calendar year and become eligible to vest based on HCP's actual performance during that year relative to a performance goal established by the Compensation Committee. Once the performance units become eligible to vest, they generally vest ratably over the five-year period after the date of grant. Thus, the performance units are designed both to motivate executives to maximize HCP's performance for the year in which the units are granted and to provide a long-term retention incentive for the vesting period with respect to those units that become eligible to vest based on HCP's performance. The performance-based component of the award is also designed to be tax deductible under applicable tax law. See the discussion under the section entitled "Policy with Respect to Section 162(m)" below.

In January 2010, the Compensation Committee granted performance units to each of our Named Executive Officers (other than Mr. Gonzalez-Pita). The material terms of these awards are described in the "Description of Plan-Based Awards" section included later in this Proxy Statement. The performance units granted to each of our Named Executive Officers in January 2010 constitute approximately 70% of the officer's total long-term incentive compensation, with the stock options described below constituting the remaining approximately 30% (based on the grant-date fair value of such awards as determined under the accounting principles used in HCP's financial reporting). The Compensation Committee believes this mixture of performance units and options is appropriate and consistent with the practices of the comparable equity REITs and other real estate companies considered by the Compensation Committee.

As in prior years, the performance units granted in 2010 became eligible to vest based on HCP's actual FFO. For purposes of these awards, the Compensation Committee establishes an FFO performance goal and an FFO threshold amount for the year in which the units are granted. If the FFO performance goal is met or exceeded, all of the units subject to the award will become eligible to vest based on the time-based vesting requirements described above. If the FFO threshold amount is not met, all of the units subject to the award will be cancelled. If HCP's actual FFO is less than the performance goal established for that year but greater than the threshold amount, a prorated percentage of the units will become eligible to vest.

For the performance units granted in 2010, the Compensation Committee established as the performance goal an FFO Per Share of $1.94 (the same goal established for purposes of the Bonus Program as described above). The Compensation Committee determined that HCP exceeded this performance goal, and all of the performance units granted to the Named Executive Officers in January 2010 became eligible to vest accordingly.

Stock Options.    HCP also may make a portion of its long-term incentive grants to Named Executive Officers in the form of stock options with an exercise price that is equal to the closing price of our common stock on the grant date. Thus, the Named Executive Officers will only realize value on their stock options if the fair market value of our common stock appreciates above the exercise price of the stock options, which further aligns the interests of our Named Executive Officers with those of our stockholders. The stock options also function as a retention incentive for our executives as they vest ratably over the five-year period after the date of grant.

In January 2010, the Compensation Committee granted stock options to each of our Named Executive Officers (other than Mr. Gonzalez-Pita). The material terms of these options are described in the "Description of Plan-Based Awards" section included later in this Proxy Statement.

Equity Grants for Mr. Gonzalez-Pita.    In connection with his appointment as HCP's Executive Vice President, General Counsel and Corporate Secretary, Mr. Gonzalez-Pita was granted an award in May 2010 of 22,959 restricted stock units, having a grant date value of approximately $750,000. The award is scheduled to vest in three substantially equal annual installments after the grant date.

Compensation Committee View that Equity Awards Relate to Prior Performance.    As described above, our standard practice with respect to the granting of equity awards is to grant annual awards at the first meeting of the Compensation Committee each year. The Compensation Committee generally does not grant equity awards at any other time during the year, except for grants made with respect to new hires, the promotion of employees or other special circumstances. Even though the annual equity awards are granted during the beginning of the fiscal year and are typically subject to performance-and/or time-based vesting conditions, the Compensation Committee generally assesses HCP's and the Named Executive Officer's overall general performance for the immediately preceding year in granting these awards. Since the

Compensation Committee takes that general assessment of performance for the immediately preceding year into account in determining the grants, for compensation planning purposes the Compensation Committee generally views these awards as being compensation for that immediately preceding year (and not for the actual year in which the grant occurs).

In order to provide our stockholders with a more complete picture of the compensation of our Named Executive Officers that is more consistent with the way the Compensation Committee generally views our compensation program, we are providing additional compensation information not required by the SEC. The table below shows a substantial portion of each Named Executive Officer's compensation for services performed in 2010 and 2009, presented as described below. In contrast to the Summary Compensation Table on page 35, which discloses as compensation the grant date fair value of equity awards in the year the awards are granted, the table below discloses as compensation the grant date fair value of equity awards in the year immediately before the year in which they are granted consistent with HCP's view of the awards as being compensation for that year as noted above. For example, the table below discloses the grant date fair value of equity awards granted in January 2011 as being compensation for the Named Executive Officer in 2010 because, in granting these awards, the Compensation Committee took into account HCP's substantial achievements for 2010 (which achievements are summarized in the "2010 Performance Overview" section above). In addition, the Compensation Committee exercised its discretion with respect to the factors set forth in the "Long-Term Incentive Equity Awards" section above in determining the value of equity awards granted to each Named Executive Officer. Similarly, the table below discloses the grant date fair value of equity awards granted in January 2010 as being compensation for the Named Executive Officer in 2009 because, in granting these awards, the Compensation Committee took into account HCP's achievements for 2009 as reported in the proxy statement for the 2010 annual meeting of stockholders. The grant date fair value of an initial equity award grant to a Named Executive Officer who is first hired by HCP during a year is excluded from the table below since such an initial award is not based on the prior year's performance. However, the values for the initial award grants for Mr. Herzog in 2009 and Mr. Gonzalez-Pita in 2010 are noted below the table.

The table below differs from the rules of the SEC for presentation of the Summary Compensation Table as described above and in the notes that follow the table below, and is intended as a supplement to the Summary Compensation Table on page 35 of this Proxy Statement. The following information should be read in conjunction with the Summary Compensation Table and the tables and narrative descriptions that follow such table.

				Long-Term Equity Incentive Awards
				Restricted Stock/Units		Stock Options
Name	Performance Year	Salary ($)	Annual Cash Incentive Award ($)(1)	Number of Shares/Units Subject to the Award (#)	Value ($)(2)(3)	Number of Shares Subject to the Option (#)	Value ($)(2)(4)	Total Compensation ($)(5)

James F. Flaherty III	2010	600,000	1,462,500	171,808	6,350,024	265,912	1,587,495	10,000,019
	2009	600,000	1,462,500	145,680	4,130,028	342,360	1,770,001	7,962,529

Thomas M. Herzog(6)	2010	350,000	450,000	41,128	1,520,091	63,652	380,002	2,700,093
	2009	241,410	450,000	29,630	840,011	69,630	359,987	1,531,421

Paul F. Gallagher	2010	350,000	650,000	54,112	1,999,980	83,752	499,999	3,499,980
	2009	350,000	650,000	46,915	1,330,040	110,250	569,993	2,900,033

J. Alberto Gonzalez-Pita(7)	2010	218,750	710,000	17,100	632,016	26,468	158,014	1,718,780

Thomas M. Klaritch	2010	350,000	300,000	14,072	520,101	21,776	130,003	1,300,104
	2009	350,000	250,000	12,965	367,558	30,465	157,504	1,125,062

(1)
The amounts reported in this Column of the table above consist of those amounts shown in the "Bonus" and "Non-Equity Incentive Plan Compensation" Columns, as applicable, to the Summary Compensation Table on page 35 of this Proxy Statement. As described in the Compensation Discussion and Analysis above, each of the Named Executive Officers (other than Mr. Gonzalez-Pita) received an annual incentive bonus for 2010 under our Executive Bonus Program.

(2)
As described above, the amounts reported in this Column of the table above for each fiscal year reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to our Named Executive Officers shortly following the particular year and that, in the Compensation Committee's view, are intended to serve as compensation for that particular year (e.g., the grant-date fair value of the awards that were granted in January 2011 are shown as compensation for 2010; the grant-date fair value of the awards that were granted in January 2010 are shown as compensation for 2009; and the grant-date fair value of the awards that were granted in January 2009 are excluded as they were viewed as compensation for 2008). However, the grant date fair value of an initial equity award grant to a Named Executive Officer who is first hired by HCP during a year is excluded. For a discussion of the assumptions and methodologies used to determine the grant date value of HCP's equity awards, please see footnote (2) to the Summary Compensation Table on page 35 of this Proxy Statement. The aggregate value of the equity awards granted to our Named Executive Officers with respect to 2010 and 2009 performance (and excluding initial equity awards granted to a Named Executive Officer who is first hired by HCP during a year) was as follows:

Name	2010	2009
Mr. Flaherty	$7,937,519	$5,900,029
Mr. Herzog(6)	$1,900,093	$1,199,998
Mr. Gallagher	$2,499,980	$1,900,033
Mr. Gonzalez-Pita(7)	$790,030	—
Mr. Klaritch	$650,104	$525,062
(3)
The closing prices of our common stock on the applicable grant dates (January 27, 2011 for 2010 performance and January 29, 2010 for 2009 performance) were $36.96 and $28.35, respectively.

(4)
Stock options granted for 2010 performance were valued at $5.97 per share subject to the option, with a per share exercise price of $36.96, and stock options granted for 2009 performance were valued at $5.17 per share subject to the option, with a per share exercise price of $28.35.

(5)
The amounts reported in the "All Other Compensation" Column of the Summary Compensation Table on page 35 of this Proxy Statement are excluded from the table above and not reflected in this "Total Compensation" column.

(6)
Mr. Herzog was appointed as HCP's Executive Vice President, Chief Financial Officer effective April 23, 2009 and was not employed by HCP prior to such appointment. In 2009, Mr. Herzog was granted an initial equity award consisting of 35,245 restricted stock units with an aggregate grant date value of $750,014.

(7)
Mr. Gonzalez-Pita was appointed as HCP's Executive Vice President, General Counsel and Corporate Secretary effective May 17, 2010 and was not employed by HCP prior to such appointment. In 2010, Mr. Gonzalez-Pita was granted an initial equity award consisting of 22,959 restricted stock units with an aggregate grant date value of $749,152.

Severance and Change in Control Severance Benefits

HCP believes that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Accordingly, HCP provides such protections for each of the Named Executive Officers and certain other executive officers of HCP. In the case of Mr. Flaherty, these benefits are provided under his employment agreement. Our other Named Executive Officers are entitled to participate in our Change in Control Severance Plan (the "CIC Plan"), which provides severance benefits on certain terminations of the executive's employment following a change in control of HCP. The Compensation Committee evaluates the level of severance benefits to provide a participating Named Executive Officer on a case-by-case basis, and in general, HCP considers these severance protections an important part of an executive's compensation and consistent with competitive practices.

As described in more detail in the "Potential Payments Upon a Termination or Change in Control" section included later in this Proxy Statement, under his employment agreement, Mr. Flaherty would be entitled to severance benefits in the event of a termination of employment by HCP without cause or by him for good reason, or due to his death or disability. HCP has determined that it is appropriate to provide Mr. Flaherty with severance benefits under these circumstances in light of his position with HCP and as part of his overall compensation package. The severance benefits for Mr. Flaherty are determined as if he continued to remain employed by HCP for two years following his actual termination date. Because we believe that a termination by an executive for good reason (or constructive termination) is conceptually the same as an actual termination by HCP without cause, we believe it is appropriate to provide severance benefits following such a constructive termination of the executive's employment.

HCP believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage certain of our executive officers to remain employed with HCP during an important time when their prospects for continued employment following the transaction are often uncertain, we provide Mr. Flaherty and the Named Executive Officers participating in our CIC Plan with severance benefits if the executive's employment is terminated by HCP without cause or by the executive for good reason in connection with a change in control. The severance benefits are determined as if the executive had continued to remain employed by HCP for two years (or three years, in the case of Mr. Flaherty) following his actual termination date. As noted above, because we believe that a termination by an executive for good reason is conceptually the same as a termination by HCP without cause, and because we believe that in the context of a change in control, potential acquirors would otherwise have an incentive to constructively terminate the executive's employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances.

We do not believe that Named Executive Officers should be entitled to receive their cash severance benefits merely because a change in control transaction occurs. The payment of cash severance benefits in the context of a change in control is only triggered by an actual or constructive termination of employment following the change in control.

As part of their change in control severance benefits, Mr. Flaherty and each Named Executive Officer who participates in the CIC Plan would generally be reimbursed for the full amount of any excise taxes imposed on his severance payments and any other payments under Section 4999 of the Internal Revenue Code. We provide our executives with a "gross-up" for any parachute payment excise taxes that may be imposed because we determined the appropriate level of change in control severance protections for these executives without factoring in the adverse tax effects on them that may result from these excise taxes. The excise tax gross-up is intended to make the executive whole for any adverse tax consequences he may become subject to under the tax law and to preserve the level of change in control severance protections that we have determined to be appropriate. We believe this protection is a reasonable part of the compensation package for our Named Executive Officers and generally consistent with industry practice.

Retention and Supplemental Retirement Equity Grant for Chief Executive Officer

In 2006, the Compensation Committee determined that it would be appropriate to provide Mr. Flaherty with a supplemental retirement benefit program that would also serve as a long-term retention incentive. To help accomplish this goal, it was determined that any retirement benefit for Mr. Flaherty should accrue over a significant period of time, and that any benefit should also be subject to significant vesting requirements. The Compensation Committee determined that a benefit denominated in shares of HCP's common stock was advisable so that Mr. Flaherty's actual benefit would depend in large part on the long-term performance of HCP's common stock, thus further linking Mr. Flaherty's interests with those of HCP's stockholders.

The vesting schedule for the restricted stock units is intended to reflect that the grant includes both a typical time-based vesting component and a benefit accrual component. Mr. Flaherty is currently age 53. In general, no portion of the restricted stock unit grant is scheduled to vest before Mr. Flaherty attains age 55, and subject to Mr. Flaherty's continued employment with HCP, the restricted stock units will vest in annual installments over the ten-year period following the date on which Mr. Flaherty attains age 55. The grant is also intended to provide a retirement benefit that accrues for each year of Mr. Flaherty's service with HCP for the period commencing with Mr. Flaherty's hiring in 2002 and continuing through his attainment of age 65. Accordingly, the percentage of the restricted stock units that vests each year varies because of the effect of the benefit accrual component on the vesting schedule. Mr. Flaherty will not be entitled to any benefit with respect to the restricted stock units if he voluntarily terminates employment before attaining age 55. As described under the "Potential Payments Upon a Termination or Change in Control" section included later in this Proxy Statement, the restricted stock units are subject to severance protections for Mr. Flaherty similar to those included in his employment agreement.

Stock Ownership Program

In January 2003, our Compensation Committee adopted a stock ownership program pursuant to which each member of HCP's senior leadership team must own specified dollar amounts of HCP common stock, generally based on the individual's salary. The program applies to executives at the level of executive vice president or higher and includes an executive's common stock, unvested stock awards and any non-managing member interests ("DownREIT units") held by the executive in limited liability companies in which HCP is the managing member (collectively, "HCP eligible securities") in determining the executive's stock ownership for purposes of the program. Under the program, each of the Chairman, Chief Executive Officer and President is required to own HCP eligible securities with a value equal to at least five times his base salary. Each of the other executive officers is required to own HCP eligible securities with a value equal to at least three times his or her base salary. All executives must achieve their mandatory holdings within five years of the adoption of the program or, as to newly-hired or promoted executives, within five years of becoming subject to the program. Each of the Named Executive Officers who has been with the Company for at least five years has achieved the mandatory holdings within the requisite five-year period.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and certain of their other executive officers unless certain performance and other requirements are met. Our intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers, and we believe that a substantial portion of our current executive compensation program (including the stock options and performance-based restricted stock units granted to our Named Executive Officers as described above) satisfies the requirements for exemption from the $1,000,000 deduction limitation. However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of HCP and its stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee currently consists of Messrs. McKee (Chair), Henry, Messmer and Rhein, each of whom is independent as defined by NYSE rules. Mr. Messmer will retire from the Board and as a member of the Compensation Committee at the end of his current term, which will expire immediately prior to the Annual Meeting.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Michael D. McKee (Chair) David B. Henry Harold M. Messmer, Jr. Peter L. Rhein

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other Company filing (including any future filings) under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of 2010. No one who served on the Compensation Committee at any time during 2010 is or has been an executive officer of HCP or had any relationships requiring disclosure by HCP under the SEC's rules requiring disclosure of certain relationships and related person transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of HCP or a member of HCP's Compensation Committee during the fiscal year ended December 31, 2010.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Summary Compensation Table below quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers for 2010. The primary elements of each Named Executive Officer's total compensation reported in the table are base salary, an annual bonus, and long-term equity incentives consisting of nonqualified stock options and performance-based restricted stock units. Named Executive Officers also received the other benefits listed in Column (i) of the Summary Compensation Table, as further described in the footnotes to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Executive Officer's base salary and annual bonus is provided immediately following the Summary Compensation Table. The Grants of Plan-Based Awards During 2010 table, and the accompanying description of the material terms of the stock options and stock unit awards granted in 2010, provides information regarding the long-term equity incentives awarded to Named Executive Officers in 2010. The Outstanding Equity Awards at December 31, 2010 and Option Exercises and Stock Vested During 2010 tables provide further information on the Named Executive Officers' potential realizable value and actual value realized with respect to their equity awards.

SUMMARY COMPENSATION TABLE—2008-2010

The following table presents information regarding compensation of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers for services rendered during 2010, 2009 and 2008. These individuals are referred to as "Named Executive Officers" in this Proxy Statement.

Name and Principal Position(s) (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(1) (g)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)

James F. Flaherty III	2010	600,000	—	4,130,028	1,770,001	1,462,500	(4)	—	11,290	7,973,819
Chairman, Chief Executive	2009	600,000	—	3,893,345	2,006,431	1,462,500	(4)	—	11,290	7,973,566
Officer and President	2008	600,000	—	4,220,595	2,175,109	2,000,000	(4)	—	11,002	9,006,706

Thomas M. Herzog(5)	2010	350,000	—	840,011	359,987	450,000		—	33,815	2,033,813
Executive Vice President—Chief Financial Officer	2009	241,410	450,000	750,014	—	—		—	135,188	1,576,612

Paul F. Gallagher	2010	350,000	—	1,330,040	569,993	650,000		—	10,040	2,910,073
Executive Vice President—	2009	350,000	—	1,240,638	639,464	650,000		—	10,040	2,890,142
Chief Investment Officer	2008	350,000	—	756,896	390,144	520,000		—	9,560	2,026,600

J. Alberto Gonzalez-Pita(6)	2010	218,750	710,000	749,152	—	—		—	36,784	1,714,686
Executive Vice President—General Counsel and Corporate Secretary

Thomas M. Klaritch	2010	350,000	—	367,558	157,504	300,000		—	10,040	1,185,320
Executive Vice President—	2009	350,000	—	390,362	160,136	250,000		—	10,040	1,160,538
Medical Office Properties	2008	325,000	275,000	339,948	139,462	—		—	9,752	1,089,162

(1)
As described in the Compensation Discussion and Analysis section above, each of the Named Executive Officers (other than Mr. Gonzalez-Pita) received an annual incentive bonus for 2010 under our Executive Bonus Program in the amount reported in Column (g) of the table above.

(2)
The amounts reported in Columns (e) and (f) of the table above for each fiscal year reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to our Named Executive Officers during the fiscal year. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in Column (e) and Column (f), please see the discussion of stock awards and option awards contained in Note 16—Compensation Plans to HCP's Consolidated Financial Statements, included as part of HCP's 2010 Annual Report on Form 10-K, filed with the SEC.

(3)
The following table provides detail on the amounts reported in the "All Other Compensation" column of the table above for each Named Executive Officer:

Name	401(k) Matching Contribution	Life Insurance Premiums	Moving Expenses	Total

James F. Flaherty III	9,800	1,490	—	11,290

Thomas M. Herzog	9,800	240	23,775	33,815

Paul F. Gallagher	9,800	240	—	10,040

J. Alberto Gonzalez-Pita	—	140	36,644	36,784

Thomas M. Klaritch	9,800	240	—	10,040

(4)
Mr. Flaherty received $1,462,500 in cash with respect to each of his 2010 bonus and his 2009 bonus. With respect to his 2008 bonus, Mr. Flaherty received $2 million in cash and a grant of 57,025 performance-based restricted stock units in January 2009. This grant of performance units is described in the Grants of Plan-Based Awards table below and the accompanying narrative.

(5)
Mr. Herzog was appointed as HCP's Executive Vice President, Chief Financial Officer effective April 23, 2009 and was not employed by HCP prior to such appointment.

(6)
Mr. Gonzalez-Pita was appointed as HCP's Executive Vice President, General Counsel and Corporate Secretary effective May 17, 2010 and was not employed by HCP prior to such appointment.

Employment Agreements—Salary and Bonus Amounts

We have entered into an employment agreement with Mr. Flaherty. We do not have employment agreements with our other Named Executive Officers.

The term of Mr. Flaherty's agreement is for three years, with automatic one-year extensions each year unless either party provides notice that the agreement will not be extended. The agreement provides that the Compensation Committee will review Mr. Flaherty's base salary each year and has discretion to increase (but not reduce) his base salary level. The agreement also provides for Mr. Flaherty's target annual bonus to be set at 200% of his base salary, with the Compensation Committee to determine Mr. Flaherty's actual bonus amount each year. In making its determination with respect to salary and bonus levels, the Compensation Committee considers the factors discussed under the heading "Current Executive Compensation Program Elements" of the Compensation Discussion and Analysis above. The agreement also provides for Mr. Flaherty to participate in HCP's usual benefit programs for senior executives, term life insurance provided by HCP in the aggregate amount of $2,000,000 payable to Mr. Flaherty's beneficiaries and reimbursement of business expenses, and also provides for supplemental life insurance benefits to Mr. Flaherty. Provisions of Mr. Flaherty's agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed below under the applicable sections of this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS DURING 2010

The following table presents information regarding the incentive awards granted to the Named Executive Officers during 2010.

		Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards
								All Other Stock Awards: Number of Shares of Stock or Units # (i)	All Other Options Awards: Number of Securities Underlying Options # (j)
										Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(1) (l)

Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

James F. Flaherty III	N/A	—	—	3,000,000	—	—	—	—	—	—	—
	1/29/10	—	—	—	—	—	—	—	342,360	28.35	1,770,001
	1/29/10	—	—	—	—	145,680	—	—	—	—	4,130,028

Thomas M. Herzog	N/A	—	—	675,000	—	—	—	—	—	—	—
	1/29/10	—	—	—	—	—	—	—	69,630	28.35	359,987
	1/29/10	—	—	—	—	29,630	—	—	—	—	840,011

Paul F. Gallagher	N/A	—	—	975,000	—	—	—	—	—	—	—
	1/29/10	—	—	—	—	—	—	—	110,250	28.35	569,993
	1/29/10	—	—	—	—	46,915	—	—	—	—	1,330,040

J. Alberto Gonzalez-Pita(2)	5/17/10	—	—	—	—	—	—	22,959	—	—	749,152

Thomas M. Klaritch	N/A	—	—	375,000	—	—	—	—	—	—	—
	1/29/10	—	—	—	—	—	—	—	30,465	28.35	157,504
	1/29/10	—	—	—	—	12,965	—	—	—	—	367,558

(1)
The amounts reported in Column (l) of the table reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of our consolidated financial statements. For the assumptions and methodologies used to value the awards reported in Column (l), see footnote (2) to the Summary Compensation Table above. With respect to equity incentive plan awards, this column reflects the grant date fair value of such awards based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards.

(2)
As discussed in the Compensation Discussion and Analysis section above under the heading "Current Executive Compensation Program Elements—Annual Bonuses," Mr. Gonzalez-Pita did not participate in the Bonus Program during 2010.

DESCRIPTION OF PLAN-BASED AWARDS

Non-Equity Incentive Plan Awards

The material terms of the non-equity incentive plan awards reported in the above table are described in the Compensation Discussion and Analysis section above under the heading "Current Executive Compensation Program Elements—Annual Bonuses."

Equity Incentive Plan Awards

Each of the equity incentive awards reported in the above table was granted under, and is subject to, the terms of the 2006 Plan. The 2006 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death or, in certain cases, to family members for tax or estate planning purposes. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

Under the terms of the 2006 Plan, if there is a change in control of HCP, each Named Executive Officer's outstanding awards granted under the plan will generally become fully vested and, in the case of options, exercisable, unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be cancelled in exchange for the right to receive a cash payment in connection with the change in control transaction.

In addition, each Named Executive Officer may be entitled to accelerated vesting of his outstanding equity-based awards upon certain terminations of his employment with HCP and/or a change in control of HCP. The terms of this accelerated vesting are described in this section and in the "Potential Payments Upon a Termination or Change in Control" section below.

Options.    Each option reported in Column (j) of the table above was granted with a per-share exercise price equal to the fair market value of a share of our common stock on the grant date. For these purposes, and in accordance with our 2006 Plan and our option grant practices, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date.

Each option granted to our Named Executive Officers in 2010 is subject to a five-year vesting schedule, with 20% of the option vesting on each of the first five anniversaries of the grant date. If a Named Executive Officer's employment is terminated as a result of the officer's death, disability or retirement, his option will immediately vest and become exercisable. If the Named Executive Officer's employment terminates for any other reason, the unvested portion of his option will immediately terminate. Once vested, each option will generally remain exercisable until its normal expiration date. Each of the options granted to our Named Executive Officers in 2010 has a term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer's employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer's employment. The Named Executive Officer will generally have three months to exercise the vested portion of the option following a voluntary termination of his employment (other than upon retirement) or a termination by us for cause. This period is extended to eight months if the termination is by us without cause and to three years if the termination was a result of the Named Executive Officer's death, disability or retirement (with a possible extension of up to one year if the Named Executive Officer dies or becomes disabled during the three-year period following retirement).

As in prior years, the options granted to Named Executive Officers during 2010 do not include any dividend rights.

Performance-Based Restricted Stock Units.    Column (g) of the table above reports awards of performance-based restricted stock units ("performance units") granted to our Named Executive Officers for 2010. Each performance unit represents a contractual right to receive one share of our common stock if the performance-based and time-based vesting requirements described below are satisfied.

The performance units become eligible to vest based on HCP's funds from operations per share, or FFO, for the applicable one-year performance period. For purposes of the awards granted in 2010, our FFO is determined by the Compensation Committee under rules prescribed by NAREIT, before taking into account any non-recurring charges incurred by us for (i) strategic or financing transactions approved by our Board of Directors, (ii) impairments, and (iii) contingencies, losses, settlements, and costs and expenses of litigation, provided that the Compensation Committee may provide that FFO as so calculated shall be reduced by the per share amount of any contingencies, losses, settlements, and costs and expenses of litigation during 2010 but only if such a reduction would be neutral or would decrease (as opposed to increase) the portion of the performance units that vest. The performance period is the calendar year for which the award is granted. If the FFO goal established by the Compensation Committee for the performance period is met, all of the performance units will be eligible to vest. If the FFO goal is not met, a portion of the performance units may become eligible to vest as determined on a sliding scale based on actual FFO performance relative to the goal. Any performance units that do not become eligible to vest based on actual FFO performance during the performance period will be cancelled and automatically terminate as of the end of the performance period.

In general, if the Named Executive Officer's employment terminates during the performance period for any reason other than death, disability or retirement, the performance units will immediately terminate. If the Named Executive Officer's employment terminates due to death or disability during the performance period, the performance units will become fully vested regardless of HCP's actual FFO performance. If the Named Executive Officer's employment terminates due to retirement during the performance period, the number of performance units eligible to vest based on actual FFO performance will be determined at the end of the performance period and will become fully vested as of that time. If there is a change in control of HCP during the performance period, the number of performance units eligible to vest based on actual FFO performance will be determined at the end of the performance period and, unless the award is assumed by the successor entity, will become fully vested as of that time.

Performance units that become eligible to vest based on actual FFO performance during the performance period will generally vest at a rate of 20% per year during the five-year period after the grant date, except that the performance units granted to Mr. Flaherty with respect to his bonus for 2008 (referred to in footnote (4) to the Summary Compensation Table above) that become eligible to vest will become fully vested on the third anniversary of the grant date. If the Named Executive Officer's employment terminates for any reason other than death, disability or retirement after the performance period, any performance units that have not previously vested will terminate. If the Named Executive Officer's employment terminates due to retirement, death or disability after the performance period, any performance units that became eligible to vest based on actual FFO performance will become fully vested as of the termination date. If there is a change in control of HCP after the performance period and the award is not assumed by the successor entity, any performance units that became eligible to vest based on actual FFO performance will become fully vested as of the date of the change in control.

Vested performance units are payable in an equal number of shares of our common stock. Payment will generally be made as the units become vested although the Named Executive Officer may elect to have the units paid on a deferred basis. The Named Executive Officer does not have the right to vote or dispose of the performance units, but does have the right to receive cash payments as dividend equivalents based on the amount of dividends (if any) paid by HCP during the term of the award on a number of shares equal to the number of outstanding and unpaid performance units then subject to the award. Such payments are generally made at the same time the related dividends are paid to our stockholders generally. However, dividend equivalents that would otherwise be paid during the applicable performance period under these awards will instead accrue and be paid at the end of the performance period only if the related performance goals for the award are satisfied.

The performance period for each performance unit award listed in the table above was the 2010 calendar year. The Compensation Committee has determined that HCP's actual FFO performance met the FFO goal for 2010. Accordingly, 100% of the performance units subject to these awards became eligible to vest as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2010, including the vesting dates for the portions of these awards that had not vested as of that date.

		Option Awards						Stock Awards

Name (a)	Award Grant Date (b)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)		Number of Securities Underlying Unexercised Options (#) Unexercisable (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)

James F. Flaherty III	3/15/04	500,000		—		27.52	3/15/14	—		—	—		—
	1/28/05	480,420		—		25.52	1/28/15	—		—	—		—
	2/3/06	433,792		108,448	(2)	27.11	2/3/16	8,700	(2)	320,073	—		—
	8/14/06	—		—		—	—	287,378	(3)	10,572,643	—		—
	1/26/07	100,608	(4)	67,072	(4)(5)	39.72	1/26/17	19,808	(5)	728,736	—		—
	1/25/08	298,984		448,476	(6)	31.95	1/25/18	52,164	(6)	1,919,114	—		—
	1/25/08	—		—		—	—	45,160	(7)	1,661,436	—		—
	1/30/09	179,949		719,796	(8)	23.34	1/30/19	87,828	(8)	3,231,192	—		—
	1/30/09	—		—		—	—	57,025	(9)	2,097,950	—		—
	1/29/10	—		342,360	(11)	28.35	1/29/20	—		—	145,680	(11)	5,359,567

Thomas M. Herzog	4/23/09	—		—		—	—	23,496	(10)	864,418	—		—
	1/29/10	—		69,630	(11)	28.35	1/29/20	—		—	29,630	(11)	1,090,088

Paul F. Gallagher	3/15/04	58,180		—		27.52	3/15/14	—		—	—		—
	1/28/05	88,470		—		25.52	1/28/15	—		—	—		—
	2/3/06	56,648		14,162	(2)	27.11	2/3/16	2,650	(2)	97,494	—		—
	1/26/07	33,840		22,560	(5)	39.72	1/26/17	6,664	(5)	245,169	—		—
	1/25/08	53,628		80,442	(6)	31.95	1/25/18	14,214	(6)	522,933	—		—
	1/30/09	57,351		229,404	(8)	23.34	1/30/19	42,524	(8)	1,564,458	—		—
	1/29/10	—		110,250	(11)	28.35	1/29/20	—		—	46,915	(11)	1,726,003

J. Alberto Gonzalez-Pita	5/17/10	—		—		—	—	22,959	(12)	844,662	—		—

Thomas M. Klaritch	10/2/03	50,000		—		23.50	10/2/13	—		—	—		—
	3/15/04	14,540		—		27.52	3/15/14	—		—	—		—
	2/3/06	25,368		6,342	(2)	27.11	2/3/16	1,188	(2)	43,707	—		—
	1/26/07	14,820		9,880	(5)	39.72	1/26/17	2,916	(5)	107,280	—		—
	1/25/08	19,170		28,755	(6)	31.95	1/25/18	6,384	(6)	234,867	—		—
	1/30/09	14,362		57,448	(8)	23.34	1/30/19	13,380	(8)	492,250	—		—
	1/29/10	—		30,465	(11)	28.35	1/29/20	—		—	12,965	(11)	476,982

(1)
The dollar amounts shown in Columns (h) and (j) are determined by multiplying the number of shares or units reported in Columns (g) and (i), respectively, by $36.79 (the closing price of our common stock on the last trading day of fiscal year 2010).

(2)
The unvested portions of these awards were scheduled to vest in one installment on February 3, 2011.

(3)
The unvested portion of this award was scheduled to vest in eleven annual installments commencing on Mr. Flaherty's attaining age 55 and ending on Mr. Flaherty's attaining age 65. Mr. Flaherty is currently 53 years old.

(4)
This award was transferred to the Flaherty 2007 Children's Trust, dated May 25, 2007, on January 15, 2009 other than for value and without consideration.

(5)
The unvested portions of these awards were scheduled to vest in two installments on January 26, 2011 and January 26, 2012.

(6)
The unvested portions of these awards were scheduled to vest in three installments on January 25, 2011, January 25, 2012 and January 25, 2013.

(7)
The unvested portion of this award was scheduled to vest in one installment on January 25, 2011.

(8)
The unvested portions of these awards were scheduled to vest in four installments on January 30, 2011, January 30, 2012, January 30, 2013 and January 30, 2014.

(9)
The unvested portion of this award was scheduled to vest in one installment on January 30, 2012.

(10)
The unvested portion of this award was scheduled to vest in two installments on April 23, 2011 and April 23, 2012.

(11)
The unvested portions of these awards were scheduled to vest in five installments on January 29, 2011, January 29, 2012, January 29, 2013, January 29, 2014 and January 29, 2015.

(12)
The unvested portion of this award was scheduled to vest in three installments on May 17, 2011, May 17, 2012 and May 17, 2013.

OPTION EXERCISES AND STOCK VESTED DURING 2010

The following table presents information regarding the exercise of stock options by Named Executive Officers during 2010, and on the vesting of other stock awards during 2010 that were previously granted to the Named Executive Officers.

	Option Awards		Stock Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)

James F. Flaherty III	—	—	194,379	5,660,688

Thomas M. Herzog	—	—	11,749	388,774

Paul F. Gallagher	—	—	24,653	710,273

J. Alberto Gonzalez-Pita	—	—	—	—

Thomas M. Klaritch	—	—	11,315	325,838

(1)
The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to certain Named Executive Officers in connection with a termination of their employment with HCP and/or a change in control of HCP. In addition to the benefits described below, outstanding equity-based awards held by our Named Executive Officers may also be subject to accelerated vesting in connection with a change in control of HCP under the terms of our 2000 Stock Incentive Plan and 2006 Plan.

James F. Flaherty III

Mr. Flaherty's employment agreement, described above under the heading "Employment Agreements—Salary and Bonus Amounts," provides for certain benefits to be paid to Mr. Flaherty in connection with a termination of his employment with HCP under the circumstances described below.

Severance Benefits—Termination of Employment.    In the event Mr. Flaherty's employment is terminated during the employment term either by HCP pursuant to a "Termination Other Than For Cause" or by Mr. Flaherty pursuant to a "Termination For Good Reason" (as those terms are defined in his employment agreement), Mr. Flaherty will be entitled to severance pay that includes (1) a lump sum cash payment equal to two times the sum of (a) Mr. Flaherty's base salary (at the greater of the highest annualized rate in effect in the year preceding the termination date or the year in which the termination date occurs), plus (b) the greater of Mr. Flaherty's target bonus for the year in which the termination occurs or the highest annual bonus he received in any of the preceding three years; (2) a pro-rata portion of Mr. Flaherty's target bonus for the year of the termination; and (3) continued medical, dental and vision benefits for Mr. Flaherty and his family members and continued payment by HCP of the premiums for Mr. Flaherty's term life insurance for two years after the termination. In addition, Mr. Flaherty's equity-based awards (other than performance-based awards) will generally become fully vested, to the extent then outstanding and not otherwise vested, in connection with such a termination of employment, and any stock options granted on or after the date of the employment agreement that are so accelerated will remain exercisable until the later of three years after the date Mr. Flaherty's employment terminates or the date specified in the applicable plan or award agreement (but in no event later than the expiration date of the option). Any of Mr. Flaherty's equity-based awards that are then outstanding and subject to performance-based vesting requirements will continue in accordance with their terms with respect to the performance requirements, although such awards will become fully vested with respect to any time-based vesting requirements.

Severance Benefits—Termination of Employment in Connection with a Change in Control.    In the event Mr. Flaherty's employment is terminated during the employment term pursuant to a "Termination Upon a Change in Control" (as defined in his employment agreement), Mr. Flaherty will be entitled to the severance benefits described above except that the severance multiplier to determine the amount of Mr. Flaherty's lump sum cash payment will be three, and the period of continued medical, dental and vision benefits for Mr. Flaherty and his family members and continued payment of Mr. Flaherty's term life insurance premiums will be three years. In addition, Mr. Flaherty will become fully vested in his accrued benefits under HCP's retirement arrangements (or be entitled to a cash payment equal to the value of such accelerated vesting) and will be entitled to payment of an amount equal to the present value of the matching contributions HCP would have made to Mr. Flaherty's account under HCP's 401(k) plan had Mr. Flaherty remained employed by HCP for the three years after the date his employment terminated and made the maximum elected deferral contributions permitted under the 401(k) plan. In the event that Mr. Flaherty's benefits are subject to the excise tax imposed under Section 280G of the U.S. Internal Revenue Code of 1986 ("Section 280G"), HCP will make an additional payment to him so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due (a "gross-up payment").

Severance Benefits—Death or Disability.    In the event Mr. Flaherty's employment is terminated during the employment term due to his death or disability (as defined in his employment agreement), Mr. Flaherty will be entitled to a pro-rata portion of his target bonus for the year of the termination, the accelerated vesting of equity-based awards and post-termination exercise period for options described above and continued medical, dental and vision benefits for Mr. Flaherty and his family members for one year after termination.

Retention and Supplemental Retirement Grant.    In addition, the restricted stock units granted to Mr. Flaherty on August 14, 2006 described in the Compensation Discussion and Analysis section above are subject to partial acceleration if Mr. Flaherty's employment is terminated by HCP without cause, by Mr. Flaherty for good reason, due to Mr. Flaherty's death or disability, or in certain other circumstances. The percentage of the restricted stock units that will vest varies depending on Mr. Flaherty's age at the time his employment terminates and whether the termination occurs within the two-year period following a change in control of HCP. In all events, Mr. Flaherty will vest in 100% of the restricted stock units only if he remains employed with HCP through age 65.

Restrictive Covenants.    Pursuant to Mr. Flaherty's employment agreement, he has agreed not to disclose any confidential information of HCP at any time during or after his employment with HCP. In addition, Mr. Flaherty has agreed that, for a period of one year following a termination of his employment with HCP, he will not solicit HCP's employees or customers or materially interfere with any of HCP's business relationships.

Other Named Executive Officers

Change in Control Severance Plan.    Each of the Named Executive Officers (other than Mr. Flaherty) currently employed with HCP participates in the CIC Plan. For each of the Named Executive Officers participating in the CIC Plan, the "severance multiplier" referred to in the following description of the CIC Plan benefits is two.

Under the CIC Plan, if a change in control of HCP occurs during the term of the CIC Plan and a participant's employment with HCP is terminated by HCP without cause or by the participant for good reason within the two year period following the change in control, the participant will generally be entitled to receive the following benefits: (1) a cash lump sum payment equal to the participant's "severance multiplier" times the sum of (i) the participant's base salary plus (ii) the greater of one-third of the participant's base salary or the participant's average annual bonus for the preceding three years (based only on complete fiscal years in which the participant was employed); (2) a lump sum cash payment equal to the expected cost of COBRA premiums for medical coverage for the number of years represented by the "severance multiplier"; (3) if not then fully-vested, full vesting in the participant's benefits under HCP's non-qualified retirement plans plus a lump sum cash payment equal to the participant's then unvested benefits under HCP's 401(k) plan; and (4) a lump sum cash payment equal to the participant's prorated annual bonus amount for the year of termination (with the "annual bonus amount" being determined as described in clause (1)(ii) above). (For these purposes, the terms "cause," "good reason" and "change in control" are each defined in the CIC Plan.) In addition, the participant's equity-based awards (other than performance-based awards), to the extent then outstanding and not otherwise vested, will generally become fully vested, and the participant's outstanding stock options will generally remain exercisable for one year after the date of termination of the participant's employment (but in no event later than the expiration date of the option). The participant's equity-based awards that are then outstanding and subject to performance-based vesting requirements will continue in accordance with their terms with respect to the performance requirements, although such awards will become fully vested with respect to any time-based vesting requirements. The participant will also be entitled to a full gross-up for any excise taxes imposed under Section 280G on the benefits payable to the participant in connection with the change in control (unless a reduction in the amount of the benefits by not more than $25,000 will avoid the imputation of those taxes). A participant's right to receive benefits under the CIC Plan is subject to the execution of a release of claims in favor of HCP upon the termination of the participant's employment.

Participants are also subject to confidentiality, non-solicitation and non-competition restrictive covenants under the CIC Plan.

Estimated Severance and Change in Control Benefits

Severance Benefits.    The following chart presents HCP's estimate of the amount of the benefits to which Mr. Flaherty would have been entitled had his employment terminated under the circumstances described above (other than in connection with a change in control of HCP) on December 31, 2010.

	Termination by HCP Without Cause or by Mr. Flaherty for Good Reason				Termination due to Mr. Flaherty's Death or Disability

Name	Cash Severance(1)	Continuation of Health/Life Benefits	Equity Acceleration(2)	Total	Continuation of Health Benefits	Equity Acceleration(2)	Total

James F. Flaherty III	$8,085,724	$51,772	$33,223,772	$41,361,268	$24,396	$33,223,772	$33,248,168

(1)
As noted above, Mr. Flaherty's annual bonus has in the past been awarded, in part or in full, as a grant of performance-based restricted stock units. In determining the cash severance amount, we have included the dollar value determined by our Compensation Committee at the time of making this grant. Mr. Flaherty would have been entitled to the full amount of his bonus for the 2010 fiscal year if he were employed by us through December 31, 2010, so the pro-rata bonus provisions described above would not apply.

(2)
These columns report the intrinsic value of the unvested portions of Mr. Flaherty's awards that would accelerate in the circumstances. For options, this value is calculated by multiplying the amount (if any) by which $36.79 (the closing price of our common stock on December 31, 2010) exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock and restricted stock unit awards, this value is calculated by multiplying $36.79 by the number of shares or units subject to the accelerated portion of the award. As to the restricted stock units awarded to Mr. Flaherty during 2010 reported in the Grants of Plan-Based Awards table above that are subject to both time-based and performance-based vesting requirements, the time-based vesting requirements would be waived but the awards would continue to be subject to the performance-based vesting requirements if Mr. Flaherty's employment had terminated under the circumstances described above. We have included the value related to accelerated vesting of these awards in the table above as the performance-based vesting requirements for the period ended December 31, 2010 were satisfied.

Change in Control Severance Benefits.    The following chart presents HCP's estimate of the amount of the benefits to which each of the Named Executive Officers would have been entitled had a change in control of HCP occurred on December 31, 2010 (and, as applicable, the executive's employment with HCP had terminated under the circumstances described above on such date):

Name	Cash Severance(1)	Continuation of Health/Life Benefits(2)	Equity Acceleration(3)	Section 280G Gross-Up(4)	Total

James F. Flaherty III	$12,157,986	$77,658	$34,069,583	$6,904,771	$53,209,998

Thomas M. Herzog	$940,684	$48,792	$2,542,183	$—	$3,531,659

Paul F. Gallagher	$1,870,000	$48,792	$8,698,477	$—	$10,617,269

J. Alberto Gonzalez-Pita	$933,333	$48,792	$844,662	$—	$1,826,787

Thomas M. Klaritch	$1,225,000	$48,792	$2,585,451	$—	$3,859,243

(1)
In each case, the Named Executive Officer would have been entitled to the full amount of his bonus for the 2010 fiscal year if he were employed by us through December 31, 2010, so the pro-rata bonus provisions described above would not apply. See footnote (1) to the preceding table under "Severance Benefits" regarding the calculation of Mr. Flaherty's annual bonus for these purposes. For Mr. Flaherty, the cash severance amount also includes $29,400, which represents the approximate present value on December 31,

  2010 of the matching contributions HCP would have made to his account under HCP's 401(k) plan had he remained employed by HCP for the three years after the date his employment terminated and made the maximum elected deferral contributions permitted under the 401(k) plan.

(2)
For Mr. Flaherty, this amount represents the cost of providing continuing medical, dental and vision benefits for him and his family members, as well as term life insurance for him, for a period of three years. For the other Named Executive Officers, these amounts represent the aggregate cost of the premiums that would be charged to each individual to continue health coverage for two years pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA") for such individual and his eligible dependents (to the extent that such dependents were receiving health benefits prior to the individual's termination date).

(3)
See footnote (2) to the preceding table under "Severance Benefits" for the manner of calculating equity acceleration value. As to the restricted stock units awarded to the Named Executive Officers during 2010 reported in the Grants of Plan-Based Awards During 2010 table above that are subject to both time-based and performance-based vesting requirements, the time-based vesting requirements would be waived but the awards would continue to be subject to the performance-based vesting requirements if the executive's employment had terminated under the circumstances described above. We have included the value related to accelerated vesting of these awards in the table above as the performance-based vesting requirements for the period ended December 31, 2010 were satisfied.

(4)
For purposes of estimating the Section 280G excise tax and corresponding gross-up amounts, we have assumed that the Named Executive Officer's outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction.

 EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of HCP's equity compensation plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options and vesting of restricted stock units (a)		Weighted-average exercise price of outstanding options (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a)) (c)

Equity compensation plans approved by security holders	8,344,844	(1)	$27.71	(2)	9,278,792	(3)

Equity compensation plans not approved by security holders	N/A		N/A		N/A

Totals	8,344,844		$27.71		9,278,792

(1)
Of these shares, 7,319,116 shares were subject to outstanding stock options and 1,025,728 shares were subject to outstanding restricted stock units. This number does not include 536,303 shares that were subject to then-outstanding, but unvested, restricted stock awards because those securities have been subtracted from the number of securities remaining available for future issuance under Column (c).

(2)
This weighted-average exercise price does not reflect the 1,025,728 shares that will be issued upon the payment of outstanding restricted stock units.

(3)
Of the aggregate number of shares that remained available for future issuance, all were available under the 2006 Plan. Subject to certain express limits of the 2006 Plan, shares available for award purposes under the 2006 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, restricted stock units and performance shares. No new awards may be granted under the 2000 Stock Incentive Plan.

CERTAIN TRANSACTIONS

Related Person Transaction Policies and Procedures

Our policies and procedures for the review, approval or ratification of related person transactions are as follows: possible related person transactions are first screened by our legal department for materiality and then sent to the Audit Committee for review. The Audit Committee's charter states that the Audit Committee shall discuss with management and HCP's independent registered public accounting firm any related person transactions brought to the Audit Committee's attention which could reasonably be expected to have a material impact on our financial statements. In determining whether to approve or reject a related person transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's economic interest in the transaction. Audit Committee review and approval of related person transactions is evidenced in the minutes of the applicable Audit Committee meeting. For purposes of Audit Committee approval, a related person transaction is defined as any transaction that is required to be reported under Item 404 of Regulation S-K.

Related Person Transactions

Mr. Klaritch, our Executive Vice President—Medical Office Properties, was previously a senior executive and limited liability company member of MedCap Properties, LLC, which was a joint venture of which HCP was the managing member prior to HCP's acquisition in October 2003. As part of that transaction, MedCap Properties, LLC contributed certain property interests to a newly-formed entity, HCPI/Tennessee, LLC, in exchange for DownREIT units. In connection with the transactions, Mr. Klaritch received 113,431 non-managing member units in HCPI/Tennessee, LLC in a distribution of his interests in MedCap Properties, LLC. Each DownREIT unit is redeemable for an amount of cash approximating the then-current market value of two shares of HCP's common stock or, at HCP's option, two shares of HCP's common stock (subject to certain adjustments, such as stock splits, stock dividends and reclassifications). In addition, the HCPI/Tennessee, LLC agreement provides for a "make-whole" payment, intended to cover grossed-up tax liabilities, to the non-managing members upon the sale of certain properties acquired by HCPI/Tennessee, LLC in the MedCap transactions and other events.

The HCPI/Tennessee, LLC agreement was amended, with an effective date of January 1, 2007, to change the allocation of the taxable income among the members, to more closely correspond with the relative cash distributions each member receives. Previously, taxable income was allocated disproportionately to the non-managing members to reflect the priority rights of the non-managing member unit holders in distributions of cash. The amendment has no effect on the amounts of cash distributions to the non-managing members.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. These persons are required by SEC regulations to furnish us with copies of all of these reports that they file. To our knowledge, based solely on our review of the copies of such reports, including any amendments thereto, furnished to us and written responses to annual directors' and officers' questionnaires, no other reports were required and all Section 16(a) reports filed by our Section 16(a) persons were timely filed.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

The Audit Committee of the Board of Directors is comprised of four directors and operates under a written charter adopted by the Board of Directors, as required by the rules of the NYSE. The members of the Audit Committee are Ms. Garvey (Chair), Ms. Martin, Mr. Rhein and Mr. Sullivan. HCP's Board has determined, in accordance with its categorical standards and applicable rules of the NYSE and the SEC, that each member of the Audit Committee is "independent" within the meaning of such rules.

The primary purpose of the Audit Committee is to assist the Board with its oversight responsibilities regarding: (i) the integrity of HCP's financial statements and internal control over financial reporting; (ii) HCP's compliance with legal and regulatory requirements; (iii) the qualifications and independence of HCP's independent registered public accounting firm; and (iv) the performance of HCP's internal audit function and its independent registered public accounting firm.

Management is responsible for the preparation, presentation and integrity of HCP's financial statements as well as its financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of HCP's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, performing an audit of HCP's internal control over financial reporting and reviewing the quarterly financial statements. The members of the Audit Committee are not full-time employees of HCP and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the

Audit Committee or its members to conduct "field work" or other similar types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and HCP's independent registered public accounting firm. Accordingly, the Audit Committee's considerations and discussions referred to below do not assure that the audit of HCP's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that HCP's independent registered public accounting firm is in fact "independent."

In the performance of its oversight function, the Audit Committee has met and held discussions with management and HCP's independent registered public accounting firm, Deloitte. Management represented to the Audit Committee that HCP's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Deloitte. The Audit Committee discussed with Deloitte matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Oversight Board in Rule 3200T. Deloitte also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte's communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte that firm's independence.

The Audit Committee has also (i) reviewed and discussed HCP's internal control over financial reporting process with management, HCP's internal auditors and Deloitte, (ii) monitored management's review and analysis of the adequacy and effectiveness of those controls and processes and (iii) reviewed and discussed with management and Deloitte their respective assessment of the effectiveness and adequacy of HCP's internal control over financial reporting.

Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2010 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC.

Audit Committee of the Board of Directors

Christine N. Garvey (Chair) Lauralee E. Martin Peter L. Rhein Joseph P. Sullivan

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other Company filing (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

 AUDIT AND NON-AUDIT FEES

Independent Auditor Fee Information

The following table shows information about the respective fees billed by Deloitte and Ernst & Young LLP ("Ernst & Young") during or related to 2010 and 2009, as applicable. Deloitte has served as HCP's independent registered public accounting firm since March 3, 2010, and prior to that, Ernst & Young served as HCP's independent registered public accounting firm from May 2002 to March 2010.

	2010 ($ in thousands)	Percentage of 2010 Services Approved by Audit Committee	2009 ($ in thousands)	Percentage of 2009 Services Approved by Audit Committee

Audit Fees(1)

Deloitte	1,978	100%	—	—

Ernst & Young	630	100%	1,995	100%

Audit-Related Fees(2)

Deloitte	256	100%	—	—

Ernst & Young	58	100%	406	100%

Tax Fees(3)

Deloitte	1,075	100%	—	—

Ernst & Young	469	100%	1,055	100%

All Other Fees

Deloitte	—	—	—	—

Ernst & Young	—	—	—	—

Totals	4,466	n/a	3,456	n/a

(1)
Audit fees include fees and out-of-pocket expenses billed for the audit of our annual financial statements and internal control over financial reporting, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other SEC registration statement and consent services.

(2)
Audit-related fees include fees for the separate audits of our consolidated subsidiaries and unconsolidated joint ventures.

(3)
Tax fees include fees for tax return review and consultation, including REIT qualification matters.

The Audit Committee considered whether the provision of the non-audit services by each of Deloitte and Ernst & Young to HCP was compatible with maintaining each audit firm's independence and concluded that the independence of both Deloitte and Ernst & Young was not compromised by the provision of such services. The Audit Committee must pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm, although such approval may be delegated to a subcommittee of the Audit Committee, provided that any pre-approvals made by a subcommittee related to audit and permissible non-audit services are presented to the full Audit Committee at its next scheduled meeting.

 ELECTION OF DIRECTORS
(Proxy Item No. 1)

Pursuant to our Charter and Bylaws, the number of authorized directors on our Board of Directors is currently set at ten. Mr. Messmer has indicated that he will retire from the Board at the end of his current term, which will expire immediately prior to the Annual Meeting. Accordingly, the Board will consist of nine directors at and immediately following the Annual Meeting, and only nine director nominees have been nominated. At the Annual Meeting, nine directors will be elected to serve until the 2012 annual meeting of stockholders and until he or she is succeeded by another qualified director who has been elected or until his or her earlier resignation or removal.

Nominees for Election

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated James F. Flaherty III, Christine N. Garvey, David B. Henry, Lauralee E. Martin, Michael D. McKee, Peter L. Rhein, Kenneth B. Roath, Richard M. Rosenberg and Joseph P. Sullivan for election to the Board. All of our director nominees are currently directors of HCP and all director nominees were previously elected to serve on the Board by our stockholders.

In recommending director nominees for selection by the Board, the Nominating and Corporate Governance Committee considers a number of factors, which are described in more detail above under "Board of Directors and Corporate Governance—Director Nominees." In considering these factors, the Nominating and Corporate Governance Committee and the Board consider the fit of each individual's skills with those of other directors, to build a board of directors that is effective, collegial and responsive to the needs of the Company.

Each of the nominees for election has consented to be named in this Proxy Statement and to serve as a director if elected. If any nominee becomes unavailable for any reason (which is not anticipated), your proxy may be voted for such other person or persons as may be determined by the holders of such proxies or for the balance of the nominees, leaving a vacancy, unless our Board of Directors chooses to reduce the number of directors serving on the Board of Directors.

Voting Standard

On March 7, 2011, our Board of Directors adopted an amendment to our Bylaws to provide for a majority voting standard for the election of directors. Under this majority voting standard, once a quorum has been established, each director nominee receiving a majority of the votes cast with respect to his or her election (that is, the number of votes cast FOR the nominee exceeds the number of votes cast AGAINST the nominee) will be elected as a director. The majority voting standard does not apply, however, in a contested election where the number of director nominees exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of FOR votes, up to the total number of directors to be elected at the meeting, will be elected.

In the case of an uncontested election where the number of director nominees equals the number of directors to be elected, if a nominee who is then serving as a director is not elected at the meeting by the requisite majority of votes cast, under Maryland law, the director would continue to serve on the Board of Directors as a "holdover director." However, under our Bylaws, as amended on March 7, 2011, any incumbent director who fails to be elected must offer to tender his or her resignation to our Board of Directors. If the director conditions his or her resignation on acceptance by our Board of Directors, the Nominating and Corporate Governance Committee will then make a recommendation to our Board of Directors on whether to accept or reject the resignation or whether other action should be taken. Our Board of Directors will act on the Nominating and Corporate Governance Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board's decision. A nominee who was not already serving as a director and is not elected at the meeting by a majority of the votes cast with respect to such director's election will not be elected to our Board of Directors.

The election of directors at the Annual Meeting is not contested. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual Meeting by a majority of the votes cast. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

Our Board of Directors recommends that you vote FOR each of the nine nominees for director.

 RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item No. 2)

In early 2010, the Audit Committee conducted a comprehensive process to determine HCP's independent registered public accounting firm for the fiscal year ending December 31, 2010. The Audit Committee invited four national accounting firms to participate in this process, including Ernst & Young, HCP's independent registered public accounting firm since May 2002. As a result of this process and following careful deliberation and approval by the Audit Committee, Deloitte was engaged on March 3, 2010 as HCP's independent registered public accounting firm for the remainder of HCP's fiscal year ending December 31, 2010 and, on March 1, 2010, the Audit Committee informed Ernst & Young that it would be dismissed as HCP's independent registered public accounting firm.

Ernst & Young's reports on HCP's consolidated financial statements for the fiscal years ended December 31, 2008 and December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2008 and December 31, 2009 and in the subsequent interim period through March 1, 2010, there were (i) no disagreements between HCP and Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Ernst & Young's satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its reports for such years and interim period, and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K during such fiscal years or the subsequent interim period.

During the fiscal years ended December 31, 2008 and December 31, 2009 and in the subsequent interim period through March 1, 2010, neither HCP nor anyone on its behalf consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on HCP's financial statements, (iii) any matter that was the subject of a "disagreement" within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iv) any "reportable event" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, HCP provided Ernst & Young with a copy of the disclosures HCP made in a Current Report on Form 8-K filed with the SEC on March 4, 2010 (the "Form 8-K") prior to the time the Form 8-K was filed with the SEC. HCP requested that Ernst & Young furnish it with a letter addressed to the SEC stating whether or not Ernst & Young agrees with the statements made in the Form 8-K. A copy of such letter, dated March 4, 2010, is filed as Exhibit 16.1 to the Form 8-K, which is incorporated herein by reference.

Our Audit Committee has re-appointed Deloitte as HCP's independent registered public accounting firm for the fiscal year ending December 31, 2011, and is submitting its selection for ratification by our stockholders. Subject to the matters discussed under "Audit Committee Report to Stockholders," the Audit Committee carefully considered the firm's qualifications as HCP's independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established and any issues raised by the most recent quality control review of the firm. The Audit Committee's review also included the matters regarding auditor independence discussed under "Audit Committee Report to Stockholders," including whether the nature and extent of non-audit services would impair the independence of the auditors. Services provided to the Company and its subsidiaries by Deloitte in fiscal year 2010 are described under the heading "Audit and Non-Audit Fees" above.

Although ratification of the appointment of Deloitte is not required by our organizational documents or other applicable law, the Audit Committee and the Board believes it is a good corporate practice to request stockholder ratification of the Audit Committee's selection of HCP's independent registered public accounting firm. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee will consider the appointment of other independent auditors. The Audit Committee retains the power to replace the independent registered public accounting firm whose appointment was ratified by stockholders if the Audit Committee determines that the best interests of HCP warrant a change of its independent registered public accounting firm.

A representative of Deloitte is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. Deloitte's representative is expected to be available to respond to appropriate questions.

Our Board of Directors recommends that you vote FOR ratification of the appointment of Deloitte as HCP's independent registered public accounting firm for the year ending December 31, 2011.

 ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proxy Item No. 3)

HCP is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to the SEC's executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully under "Executive Compensation Program Objectives and Overview" in the Compensation Discussion and Analysis on page 23 of this Proxy Statement, HCP's executive compensation program is reviewed annually to ensure that:

  •
  the program is designed to achieve HCP's goals of promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability; and

  •
  the program adequately rewards performance which is tied to creating stockholder value.

In furtherance of these principles, HCP's executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces our stockholders' interests. These features are described in more detail in the Compensation Discussion and Analysis and include the following:

  •
  HCP believes that in order to attract and retain top executives, we need to provide them with compensation levels that reward their continued service. Some of the elements, such as base salaries, are paid out on a short-term or current basis. Other elements, such as benefits provided upon termination of employment generally following a change in control, are paid out on a longer-term basis. HCP believes this mix of short-and long-term elements allows us to achieve our goals of attracting and retaining top executives.

  •
  Annual bonuses and long-term equity incentives are the elements of our executive compensation program that are designed to reward performance and create stockholder value. Annual bonuses are primarily intended to motivate Named Executive Officers to achieve specific strategies and operating objectives, although we also believe it helps us attract and retain top executives. Our long-term equity incentives are primarily intended to align Named Executive Officers' long-term interests with stockholders' long-term interests, although we believe they also play a role in helping us to reward performance and to attract and retain top executives. For a given fiscal year, the Compensation Committee makes incentive compensation decisions retrospectively for both annual and long-term incentives after the end of the year, evaluating performance during that year. That is, bonus payments and long-term incentive compensation awards granted in January 2010 and January 2011 were based on an assessment of performance during 2009 and 2010, respectively.

  •
  A substantial portion of our Named Executive Officer's compensation is awarded in the form of performance-based compensation such as annual bonuses and long-term equity incentives, since performance-based compensation plays a significant role in aligning management's interests with those of HCP's stockholders. For 2010, the Compensation Committee approved executive compensation arrangements for Mr. Flaherty, our Chairman, Chief Executive Officer and President, that resulted in approximately 94% of Mr. Flaherty's total direct compensation constituting compensation that is performance-based and a portion of the value of which is derived from our stock price, with his base salary constituting the balance of his 2010 total direct compensation. With respect to our other Named Executive Officers, the Compensation Committee approved executive compensation arrangements that resulted in 73% to 90% of each executive's total direct compensation being compensation that is performance-based and a portion of the value of which is derived from our stock price, with base salary constituting the balance of their 2010 total direct compensation.

  •
  To promote alignment of management and stockholders' interests, all executives at the level of executive vice president or higher are expected to meet stock ownership guidelines under HCP's stock ownership program. Under the program, each of the Chairman, Chief Executive Officer and President is required to own HCP eligible securities with a value equal to at least five times his base salary. Each of the other executive officers is required to own HCP eligible securities with a value equal to at least three times his or her base salary. All executives must achieve their mandatory holdings within five years of the adoption of the program or, as to newly-hired or promoted executives, within five years of becoming subject to the program.

  •
  Except with respect to Mr. Flaherty, HCP does not maintain employment agreements with any of its executives. Executives do not have a contractual right to any particular level of base salary, annual bonuses or other incentive compensation.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:

  RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC's executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal on the compensation paid to our Named Executive Officers is advisory only and will not be binding on HCP or our Board, and will not be construed as overruling a decision by HCP or our Board or creating or implying any additional fiduciary duty for HCP or our Board. However, the Compensation Committee, which is responsible for designing and administering HCP's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Our Board of Directors recommends that you vote FOR the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC's executive compensation disclosure rules.

 ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION
(Proxy Item No. 4)

As described in Proxy Item No. 3 above, HCP's stockholders are being provided the opportunity to cast an advisory vote on HCP's executive compensation.

This Proxy Item No. 4 affords stockholders the opportunity to cast an advisory vote on how often HCP should include an advisory vote on executive compensation in its proxy materials for future annual stockholder meetings (or a special stockholder meeting for which HCP must include executive compensation information in the proxy statement for that meeting). Under this Proxy Item No. 4, stockholders may vote to have the advisory vote on executive compensation every year, every two years or every three years.

After careful consideration, our Board of Directors currently believes that advisory votes on executive compensation should be conducted every year so that stockholders may annually express their views on HCP's executive compensation program. The Compensation Committee, which administers HCP's executive compensation program, values the opinions expressed by stockholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation.

This proposal on the frequency of future advisory votes on executive compensation is advisory only and will not be binding on HCP or our Board. In voting on this proposal, you will be able to indicate your preference regarding the frequency of future advisory votes on executive compensation by specifying a choice of one year, two years or three years. If you do not have a preference regarding the frequency of future advisory votes on executive compensation, you should abstain from voting on the proposal. Stockholders are not voting to approve or disapprove the Board's recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to HCP's executive compensation program.

Our Board of Directors recommends that you vote to hold future advisory votes on executive compensation every ONE YEAR (as opposed to every two years or every three years).

 DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
AND NOMINATIONS FOR NEXT YEAR'S ANNUAL MEETING

It is currently contemplated that HCP's 2012 annual meeting of stockholders will be held on or about April 26, 2012. In the event that a stockholder desires to have a proposal considered for presentation at the 2012 annual meeting of stockholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to the Corporate Secretary of HCP so that it is received no later than November 18, 2011. Any such proposal must also comply with the requirements of HCP's Bylaws and Rule 14a-8 promulgated under the Exchange Act.

If a stockholder, rather than including a proposal in HCP's proxy statement as discussed above, seeks to nominate a candidate for election or to propose business for consideration at HCP's 2012 annual meeting of stockholders, HCP must receive notice of such proposal no earlier than January 29, 2012 and no later than February 28, 2012. In addition, in the event that we advance the date of the 2012 annual meeting of stockholders by more than thirty (30) days or delay it by more than sixty (60) days from the anniversary date of the Annual Meeting, notice by a stockholder to be timely must be delivered not earlier than the ninetieth (90th) day prior to the 2012 annual meeting of stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to the 2012 annual meeting of stockholders or the tenth (10th) day following the day on which HCP publicly announces the date of the 2012 annual meeting of stockholders. If the notice is not received between these dates and does not satisfy the additional notice requirements set forth in Article II, Section 7(a) of HCP's Bylaws, the notice will be considered untimely and will not be acted upon at the 2012 annual meeting of stockholders.

Proposals and notices should be directed to the attention of the Corporate Secretary, HCP, Inc., 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806.

DELIVERY OF ONE PROXY STATEMENT AND ANNUAL REPORT
TO A SINGLE HOUSEHOLD TO REDUCE DUPLICATE MAILINGS

Each year in connection with HCP's annual meeting of stockholders, we are required to furnish to each stockholder of record a Proxy Statement and Annual Report and to arrange for a Proxy Statement, Annual Report and, if applicable, a Notice of Internet Availability to be furnished to each beneficial stockholder whose shares are held by or in the name of a broker, bank or other nominee. Because many stockholders hold shares of our common stock in multiple accounts, this process may result in duplicate mailings of proxy materials to stockholders who share the same address. In the future, stockholders can avoid receiving duplicate mailings and save HCP the cost of producing and mailing duplicate documents as follows:

Stockholders of Record.    If your shares are registered in your own name and you are interested in consenting to the delivery of a single copy of proxy materials (other than Proxy Cards or Notices of Internet Availability), go directly to the following website at www.proxyvote.com and follow the instructions therein.

Beneficial Stockholders.    If you hold your shares in street name, your broker, bank or other nominee that holds your shares may have asked you to consent to the delivery of a single copy of proxy materials (other than Proxy Cards or Notices of Internet Availability) if there are other stockholders who share an address with you. If you currently receive more than one copy of proxy materials at your household and would like to receive only one copy in the future, you should contact your nominee.

Right to Request Separate Copies.    If you consent to the delivery of a single copy of proxy materials but later decide that you would prefer to receive a separate copy of proxy materials for each account at your address, you may request to receive a separate copy for this Annual Meeting or for future meetings of HCP stockholders. If your shares are registered in your own name, please notify Broadridge toll-free at 1-800-542-1061 or write to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood NY, 11717

in order to request a separate copy. If you are a street name holder, please contact the broker, bank or other nominee that holds your shares to request a separate copy of proxy materials.

OTHER MATTERS

Our Board of Directors knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in their discretion on such matters.

Our Annual Report on Form 10-K, containing audited financial statements, accompanies this Proxy Statement. Upon the written request of any person solicited hereby, HCP will provide a copy to such person, without charge, of HCP's Annual Report on Form 10-K for the year ended December 31, 2010. Such requests should be directed to our Corporate Secretary, HCP, Inc., 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806.

ALL STOCKHOLDERS ARE URGED TO VOTE IN PERSON OR TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE.

By Order of the Board of Directors,
J. Alberto Gonzalez-Pita Executive Vice President, General Counsel and Corporate Secretary

Long Beach, California
March 17, 2011

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date HCP, INC. M31473-P07644 HCP, INC. 3760 KILROY AIRPORT WAY SUITE 300 LONG BEACH, CA 90806 Please indicate if you plan to attend the meeting. For Against Abstain For address changes and/or comments, please check this box and write them on the back where indicated. 0 0 0 Yes No 0 0 0 0 0 0 1a. James F. Flaherty III 1. Election of Directors Nominees VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you transmit your voting instructions by Internet or telephone, you do NOT need to mail back your proxy card. The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 1b. Christine N. Garvey 1c. David B. Henry 1d. Lauralee E. Martin 1e. Michael D. McKee 1f. Peter L. Rhein 1g. Kenneth B. Roath 1h. Richard M. Rosenberg 1i. Joseph P. Sullivan 0 0 0 For Against Abstain 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 2. Ratification of the appointment of Deloitte & Touche LLP as HCP's independent registered public accounting firm for the fiscal year ending December 31, 2011. 3. Advisory vote on executive compensation. 4. Advisory vote on the frequency of future advisory votes on executive compensation. The Board of Directors recommends you vote 1 year on the following proposal: 1 Year 2 Years 3 Years Abstain 0 0 0 0 NOTE: At their discretion, the named proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 28, 2011. By signing this proxy, the undersigned stockholder hereby appoints James F. Flaherty III and Peter L. Rhein, and each of them, with full power of substitution, to act as attorneys and proxies of the undersigned and to vote on behalf of the undersigned all shares of common stock of HCP, Inc., which the undersigned is entitled to vote at the 2011 Annual Meeting of Stockholders to be held on Thursday, April 28, 2011 at 9:30 a.m., Pacific time, or any adjournments or postponements thereof. The shares of stock you hold in your account will be voted as you specify on the reverse side. This proxy is revocable and, when properly executed, will be voted in the manner directed herein by the undersigned. If no choice is specified, the proxy (if signed) will be voted "FOR" each of the nine director nominees named in Proxy Item No. 1, "FOR" Proxy Item No. 2, "FOR" Proxy Item No. 3 and "1 YEAR" for Proxy Item No. 4. The shares entitled to be voted by the undersigned will be cast in the discretion of the proxies named above on any other matter that may properly come before the meeting or any postponement or adjournment thereof. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the 2010 Annual Report are available at http://materials.proxyvote.com/HCP. You can also view these materials at www.proxyvote.com by using the 12-digit control number provided on this proxy card. Continued and to be signed on reverse side M31474-P07644 HCP, INC. ANNUAL MEETING OF STOCKHOLDERS Thursday, April 28, 2011 9:30 a.m., Pacific time The Grand, Long Beach Event Center in the Catalina Room 4101 East Willow Street Long Beach, California 90815

QuickLinks

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
QUESTIONS AND ANSWERS ABOUT THE MEETING
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
DIRECTOR COMPENSATION—2010
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION OF NAMED EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE—2008-2010
GRANTS OF PLAN-BASED AWARDS DURING 2010
DESCRIPTION OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010
OPTION EXERCISES AND STOCK VESTED DURING 2010
POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT TO STOCKHOLDERS
AUDIT AND NON-AUDIT FEES
ELECTION OF DIRECTORS (Proxy Item No. 1)
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proxy Item No. 2)
ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proxy Item No. 3)
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION (Proxy Item No. 4)
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS FOR NEXT YEAR'S ANNUAL MEETING
DELIVERY OF ONE PROXY STATEMENT AND ANNUAL REPORT TO A SINGLE HOUSEHOLD TO REDUCE DUPLICATE MAILINGS
OTHER MATTERS